As filed with the Securities and Exchange Commission on September 21, 2010.

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	1221	51-0337383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No.)

See Table Of Additional Registrants Below

P. Jerome Richey

Executive Vice President—Corporate Affairs,

Chief Legal Officer and Secretary

CONSOL Energy Inc.

CONSOL Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

(412) 831-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Buchanan Ingersoll & Rooney PC

Lewis U. Davis, Jr.

One Oxford Centre, 20th Floor

301 Grant Street

Pittsburgh, PA 15219

(412) 562-8800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
8.00% Senior Notes Due 2017	$1,500,000,000	100%	$1,500,000,000	$106,950
Guarantees of 8.00% Senior Notes Due 2017(2)
8.25% Senior Notes Due 2020	$1,250,000000	100%	$1,250,000000	$89,125
Guarantees of 8.25% Senior Notes Due 2020(2)
Total	$2,750,000,000			$196,075

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Guarantees issued by those direct and indirect subsidiaries of Consol Energy Inc. listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.
(3)	$71.30 per million of the Proposed Maximum Aggregate Offering Price pursuant to Section 6(b) of the Securities Act.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant	Jurisdiction of Organization	I.R.S Employer Identification #
AMVEST Coal & Rail, L.L.C.	Virginia	54-0696869
AMVEST Coal Sales, Inc.	Virginia	54-1135822
AMVEST Corporation	Virginia	54-0696869
AMVEST Gas Resources, Inc.	Virginia	20-1072935
AMVEST Mineral Services, Inc.	Virginia	54-1560754
AMVEST Minerals Company, L.L.C.	Virginia	54-0696869
AMVEST Oil & Gas, Inc.	Virginia	54-1162979
AMVEST West Virginia Coal, L.L.C.	West Virginia	54-1860378
Braxton-Clay Land & Mineral, Inc.	West Virginia	43-1948819
Cardinal States Gathering Company	Virginia	73-1394037
Central Ohio Coal Company	Ohio	31-4356096
CNX Gas Company LLC	Virginia	31-1782401
CNX Gas Corporation	Delaware	20-3170639
CNX Land Resources Inc.	Delaware	25-1871851
CNX Marine Terminals Inc.	Delaware	25-1385259
Coalfield Pipeline Company	Tennessee	03-0455546
Conrhein Coal Company	Pennsylvania	25-1406541
CONSOL Energy Holdings LLC VI	Delaware	27-2130445
CONSOL Energy Sales Company	Delaware	25-1670342
CONSOL Financial Inc.	Delaware	51-0395375
CONSOL Gas Company	Delaware	55-0534149
CONSOL of Canada Inc.	Delaware	98-0013773
CONSOL of Central Pennsylvania LLC	Pennsylvania	20-5105698
CONSOL of Kentucky Inc.	Delaware	94-2524120
CONSOL of Ohio LLC	Ohio	20-8338255
CONSOL of WV LLC	West Virginia	20-2471235
CONSOL of Wyoming LLC	Delaware	20-8779722
Consol Pennsylvania Coal Company LLC	Delaware	20-8732852
Consolidation Coal Company	Delaware	13-2566594
Eighty-Four Mining Company	Pennsylvania	25-1695903
Fola Coal Company, L.L.C.	West Virginia	54-1860378
Glamorgan Coal Company, L.L.C.	Virginia	54-0696869
Helvetia Coal Company	Pennsylvania	25-1180531
Island Creek Coal Company	Delaware	55-0479426
Keystone Coal Mining Corporation	Pennsylvania	25-1323822
Knox Energy LLC	Tennessee	62-1866097
Laurel Run Mining Company	Virginia	54-0892422
Leatherwood, Inc.	Pennsylvania	25-1604505
Little Eagle Coal Company, L.L.C.	West Virginia	22-3864739
McElroy Coal Company	Delaware	25-1553551
MOB Corporation	Pennsylvania	25-1211093
Mon River Towing, Inc.	Pennsylvania	25-1087222
MTB Inc.	Delaware	25-1674211
Nicholas-Clay Land & Mineral, Inc.	Virginia	55-0719265
Peters Creek Mineral Services, Inc.	Virginia	54-1536678
Reserve Coal Properties Company	Delaware	25-1582519
Rochester & Pittsburgh Coal Company	Pennsylvania	25-0761480
Southern Ohio Coal Company	West Virginia	55-0403282
TEAGLE Company, L.L.C.	Virginia	54-0696869
TECPART Corporation	Delaware	13-3038238

Exact Name of Additional Registrant	Jurisdiction of Organization	I.R.S Employer Identification #
Terra Firma Company	West Virginia	20-0869908
Terry Eagle Coal Company, L.L.C.	West Virginia	54-1860378
Terry Eagle Limited Partnership	West Virginia	31-0995566
Twin Rivers Towing Company	Delaware	25-1181155
Vaughn Railroad Company	West Virginia	55-0725216
Windsor Coal Company	West Virginia	13-5488703
Wolfpen Knob Development Company	Virginia	25-1391218

Each additional registrant is a direct or indirect subsidiary of CONSOL Energy Inc. The address and telephone number of each additional registrant’s principal office is c/o CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000. The name, address and telephone number of the agent for service for each additional registrant is P. Jerome Richey, Executive Vice President — Corporate Affairs and Chief Legal Officer and Corporate Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 21, 2010

PRELIMINARY PROSPECTUS

Consol Energy Inc.

Offer to Exchange

$1,500,000,000 aggregate principal amount of 8.00% Senior Notes Due 2017 for

$1,500,000,000 aggregate principal amount of 8.00% Senior Notes Due 2017 that have been registered under the Securities Act of 1933, as amended

AND

Offer to Exchange

$1,250,000,000 aggregate principal amount of 8.25% Senior Notes Due 2020 for

$1,250,000,000 aggregate principal amount of 8.25% Senior Notes Due 2020 that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m.,

New York City time, on                     , 2010, unless earlier terminated or extended.

CONSOL Energy Inc. hereby offers, upon the terms and subject to the conditions set forth in this prospectus (which constitute the “exchange offer”), (i) to exchange up to $1,500,000,000 aggregate principal amount of its registered 8.00% Senior Notes due 2017, which it refers to as the “2017 exchange notes,” for a like principal amount of its outstanding 8.00% Senior Notes due 2017, which it refers to as the “2017 original notes” and (ii) to exchange up to $1,250,000,000 aggregate principal amount of its registered 8.25% Senior Notes due 2020, which it refers to as the “2020 exchange notes,” for a like principal amount of its outstanding 8.25% Senior Notes due 2020, which it refers to as the “2020 original notes” The term “original notes” in this prospectus refers collectively to the 2017 original notes and the 2020 original notes, the term “exchange notes” in this prospectus refers collectively to the 2017 exchange notes and the 2020 exchange notes and the term “note” or “notes” in this prospectus refers collectively to the original notes and the exchange notes.

The terms of the exchange notes are substantially identical to the terms of the original notes in all material respects, except that the exchange notes are registered under the Securities Act of 1933, as amended, which is referred to in this prospectus as the Securities Act, and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

The exchange notes will be fully and unconditionally guaranteed by substantially all of our existing and future wholly-owned domestic subsidiaries.

The principal features of the exchange offer are as follows:

•

The exchange offer is subject to certain conditions described in this prospectus, including that no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

•	All original notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	Neither CONSOL Energy nor any subsidiary guarantor will receive any proceeds from the exchange offer.

CONSOL Energy does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

You should consider carefully the “Risk Factors” beginning on page 10 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. CONSOL Energy and the subsidiary guarantors have agreed that, starting on the expiration date (as defined herein) and ending on the close of business one year after the expiration date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

This prospectus incorporates important business and financial information about CONSOL Energy and the subsidiary guarantors that is not included in or delivered with this prospectus. CONSOL Energy will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to CONSOL Energy Inc., CNX Center 1000 CONSOL Energy Drive, Canonsburg, PA 15317-6506, Attn. General Counsel. To obtain timely delivery, you must request the information no later than five business days before                     , 2010, the expiration date of the exchange offer.

The notes initially will be represented by permanent global certificates in fully registered form without coupons and will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, New York, New York, or DTC, as depositary.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data incorporated by reference into this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we make no representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. Market and competitive position data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus.

i

FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed in this prospectus and the documents incorporated by reference herein are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated by reference herein speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	the continued weakness in global economic conditions or in any industry in which our customers operate, or sustained uncertainty in financial markets cause conditions we cannot predict;

•	an extended decline in prices we receive for our coal and gas affecting our operating results and cash flows;

•	reliance on customers honoring existing contracts, extending existing contracts or entering into new long-term contracts for coal;

•	reliance on major customers;

•	our inability to collect payments from customers if their creditworthiness declines;

•	the disruption of rail, barge and other systems that deliver our coal;

•

a loss of our competitive position because of the competitive nature of the coal and gas industries, or a loss of our competitive position because of overcapacity in these industries impairing our profitability;

•	our inability to hire qualified people to meet replacement or expansion needs;

•	our inability to maintain satisfactory labor relations;

•	coal users switching to other fuels in order to comply with various environmental standards related to coal combustion;

•	the inability to produce a sufficient amount of coal to fulfill our customers’ requirements which could result in our customers initiating claims against us;

•	foreign currency fluctuations could adversely affect the competitiveness of our coal abroad;

•

the risks inherent in coal mining being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, accidents and weather conditions which could impact financial results;

•	increases in the price of commodities used in our mining operations could impact our cost of production;

•	obtaining governmental permits and approvals for our operations;

•	the effects of proposals to regulate greenhouse gas emissions;

•	the effects of government regulation;

•	the effects of stringent federal and state employee health and safety regulations;

•	the effects of mine closing, reclamation and certain other liabilities;

•	uncertainties in estimating our economically recoverable coal and gas reserves;

•	the outcomes of various legal proceedings, which are more fully described in our reports filed under the Securities Exchange Act of 1934;

•	changes in existing federal and state income tax regulations;

•	increased exposure to employee related long-term liabilities;

•

minimum funding requirements by the Pension Protection Act of 2006 (the Pension Act) coupled with the significant investment and plan asset losses suffered during the recent economic decline has exposed us to making additional required cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate;

•	lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan;

•	our ability to comply with laws or regulations requiring that we post security for workers’ compensation and other statutory requirements;

•

acquisitions that we recently have made or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made;

•	the anti-takeover effects of our rights plan could prevent a change of control;

•	risks in exploring for and producing gas;

•	new gas development projects and exploration for gas in areas where we have little or no proven gas reserves;

•	the disruption of pipeline systems which deliver our gas;

•	the availability of field services, equipment and personnel for drilling and producing gas;

•	replacing our natural gas reserves which if not replaced will cause our gas reserves and gas production to decline;

•	costs associated with perfecting title for gas rights in some of our properties;

•	other persons could have ownership rights in our advanced gas extraction techniques which could force us to cease using those techniques or pay royalties;

•	our ability to acquire water supplies needed for drilling, or our ability to dispose of water used or removed from strata at a reasonable cost and within applicable environmental rules;

•	the coalbeds and other strata from which we produce methane gas frequently contain impurities that may hamper production;

•

the enactment of severance tax on natural gas in states in which we operate may impact results of existing operations and impact the economic viability of exploiting new gas drilling and production opportunities;

•

prior to the Acquisition, the location of a vast majority of our gas producing properties are in three counties in southwestern Virginia, making us vulnerable to risks associated with having our gas production concentrated in one area;

•	our ability to effectively integrate the Dominion E&P Business into our historical gas operations;

•	our hedging activities may prevent us from benefiting from price increases and may expose us to other risks;

•	our ability to service the indebtedness under our new revolving credit facilities; and

•	other factors discussed under “Risk Factors,” in this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, in this prospectus, “CONSOL Energy,” “the company,” “we,” “us” and “our” refer to CONSOL Energy Inc. and its consolidated subsidiaries. This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before exchanging any of the notes. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Forms 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010, which are incorporated herein by reference, before making a decision to exchange the original notes for exchange notes.

Business Overview

We are a multi-fuel energy producer and energy services provider serving the electric power generation industry. We produce high-Btu thermal coal used in the electric power generation industry, high-quality metallurgical coal used in steelmaking, and pipeline-quality natural gas from our coalbed methane (“CBM”), unconventional shale, and conventional gas operations.

We operate two principal business units: coal and gas. Our coal operations include the mining, preparation, and marketing of thermal coal and metallurgical coal and are comprised of four reportable segments: steam coal, high volatile metallurgical, low volatile metallurgical and other coal. For 2009, we produced approximately 57.2 million tons and 2.1 million tons of thermal and metallurgical coal, respectively, which accounted for approximately 6% of the total tons produced in the United States and approximately 13% of the total tons produced east of the Mississippi River. Our historical gas operations relate to our subsidiary, CNX Gas Corporation, which we refer to in this prospectus as “CNX Gas,” which is one of the largest producers of natural gas in the Appalachian Basin. CNX Gas’ operations are now comprised of four reportable segments: coalbed methane, conventional, Marcellus and other gas. During 2009, CNX Gas produced 94.4 Bcfe from a combination of CBM, Marcellus Shale, and other gas activities.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Current Report on Form 8-K filed on September 21, 2010, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

On April 30, 2010 for approximately $3.475 billion, we completed the acquisition of the exploration and production business, except for certain assets located in natural gas storage fields, of Dominion Resources, Inc., which we refer to in this prospectus as the Acquisition. We refer to the business acquired pursuant to the Acquisition as the Dominion E&P Business. On May 28, 2010 we acquired the outstanding minority interest of CNX Gas for approximately $966.8 million ($991.0 million including options) and CNX Gas became a wholly-owned subsidiary at that time.

Additional Information

CONSOL Energy was organized as a Delaware corporation in 1991. The address of our principal executive offices is CNX Center, 1000 CONSOL Energy Drive, Canonsburg, PA 15317-6505, and our telephone number at our principal executive offices is 724-485-4000.

Summary of the Exchange Offer

On April 1, 2010, we completed the private placement of original notes in the aggregate principal amount of $2,750,000,000. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes, dated as of April 1, 2010, referred to in this prospectus as the registration rights agreement, in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

The Exchange Offers	We are offering to exchange any and all of our 8.00% Senior Notes due 2017 and 8.25% Senior Notes due 2020, all of which have been registered under the Securities Act, for any and all of our outstanding unregistered 8.00% Senior Notes due 2017 and 8.25% Senior Notes due 2020 that were issued on April 1, 2010, respectively. As of the date of this prospectus, there are $1,500,000,000 aggregate principal amount of 2017 original notes outstanding and $1,250,000,000 aggregate principal amount of 2020 original notes outstanding. The form and terms of these exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The original notes were offered under indentures dated as of April 1, 2010, which we refer to herein collectively as the indentures.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on [ ], 2010, unless we earlier terminate or extend the exchange offer in our sole discretion.

Tenders	In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer will be exchanged. By tendering your original notes, you represent that:

•	you are neither an “affiliate” (as defined in Rule 405 under the Securities Act) of CONSOL Energy nor a broker-dealer tendering notes acquired directly from us for our own account;

•	any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of business;

•

at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving exchange notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the original notes or the exchange notes in violation of the Securities Act;

•

if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the original notes or the exchange notes; and

•

if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for the original notes that you acquired as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the exchange notes that you receive. For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued Interest	The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Original Notes	A tendering holder must, on or prior to the expiration date of the exchange offer, in the case of original notes held in the form of book-entry interests, transmit an agent’s message to the exchange agent at the address listed in this prospectus, or in the case of holders of certificated notes, transmit a properly completed and duly executed letter of transmittal together with the certificates representing the original notes to the exchange agent. See “The Exchange Offer — Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf. See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original notes and:

•	your original notes are not immediately available;

•	time will not permit your required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

•	you cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section “The Exchange Offer — Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date of the exchange offer. The exchange notes will be delivered as soon as practicable after the expiration date of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer.”

Regulatory Approvals	Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Material United States Federal Tax Consequences	Your exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Tax Consequences.”

Exchange Agent	The Bank of Nova Scotia Trust Company of New York is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

We used the net proceeds from the sale of the original notes to finance, in part, the cost of our acquisition of certain oil and gas properties in the Appalachian Basin owned by Dominion Resources, Inc. and to pay related fees and expenses. See “Use of Proceeds.”

Resales	Based on interpretations by the staff of the Securities and Exchange Commission, or the SEC, as detailed in a series of no-action letters issued to third parties that are not related to us, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are neither an affiliate (as defined in Rule 405 under the Securities Act) of CONSOL Energy nor a broker-dealer tendering notes acquired directly from us for your own account.

If you are an affiliate of CONSOL Energy, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be able to tender your original notes in the exchange offer; and

•

you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

Furthermore, any broker-dealer that acquired any of its original notes directly from CONSOL Energy:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

As a condition to participation in the exchange offer, each holder will be required to represent that it is not an affiliate of CONSOL Energy or a broker-dealer that acquired the original notes directly from CONSOL Energy.

The SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to the exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without an exemption from registration of your exchange notes from those requirements, or you are a broker-dealer and fail to comply with any applicable prospectus delivery requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Consequences of Not Exchanging Original Notes	Original notes that are not tendered, or that are tendered but not accepted, will be subject to their existing transfer restrictions. We will have no further obligation, except under limited circumstances, to provide for registration under the Securities Act of the original notes. See “The Exchange Offer — Consequences of Exchanging or Failing to Exchange the Original Notes.”

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to exchange the notes.

Summary of the Terms of the Exchange Notes

The following is a summary of the terms of the exchange notes. The form and terms of these exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will be governed by the same indenture as the original notes. When we refer to the terms of “note” or “notes” in this prospectus, we are referring collectively to the original notes and the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of Exchange Notes” in this prospectus.

Issuer	CONSOL Energy Inc., a Delaware corporation.

Exchange Notes Offered	$1,500,000,000 aggregate principal amount of 8.00% senior notes due 2017.

$1,250,000,000 aggregate principal amount of 8.25% senior notes due 2020.

Maturity Date	The 2017 exchange notes will mature on April 1, 2017.

The 2020 exchange notes will mature on April 1, 2020.

Interest	Interest on the 2017 exchange notes will accrue at a rate of 8.00% per annum. Interest on the 2020 exchange notes will accrue at a rate of 8.25% per annum. Interest on the exchange notes will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 2010.

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a senior basis by substantially all of our existing wholly-owned domestic subsidiaries, including CNX Gas and its wholly-owned domestic subsidiaries and future wholly-owned domestic subsidiaries.

Ranking	The notes and the guarantees will be the Company’s and the guarantors’ general senior obligations and will:

•	rank equally in right of payment to all of the Company’s and the guarantors’ existing and future senior unsecured debt;

•	rank senior in right of payment to any of the Company’s and the guarantors’ future debt that is expressly subordinated in right of payment to the notes and the guarantees;

•

be effectively subordinated to the Company’s and the guarantors’ secured indebtedness, including indebtedness under our revolving credit facility and CNX Gas’ revolving credit facility and our existing 7.875% senior secured notes due 2012, to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes.

As of June 30, 2010:

•

we had $608 million of senior secured indebtedness outstanding on a consolidated basis (excluding $283 million of letters of credit outstanding under our and CNX Gas’ revolving credit facilities) and an additional $1,559 million of unused commitments available to be borrowed under our and CNX Gas’ revolving credit facilities; and

•	our non-guarantor subsidiaries had approximately $20 million of liabilities outstanding, including trade payables, but excluding intercompany obligations.

Optional redemption	On or after April 1, 2014, we may redeem some or all of the 2017 exchange notes at any time at the redemption prices described in the section “Description of the Notes — Optional Redemption.” On or after April 1, 2015, we may redeem some or all of the 2020 exchange notes at any time at the redemption prices described in the section “Description of the Notes — Optional Redemption.”

Prior to such dates, we may redeem some or all of the exchange notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

In addition, we may redeem up to 35% of the aggregate principal amount of the exchange notes before April 1, 2013 with the proceeds of certain equity offerings at a redemption price of 108.000% in the case of the 2017 exchange notes and 108.250% in the case of the 2020 exchange notes, of the principal amount plus accrued and unpaid interest, if any, to the redemption date.

Change of control	If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see the section “Description of the Notes” under the heading “Change of Control.”

Mandatory Offer to Repurchase Following Certain Asset Sales	If we sell certain assets and do not repay certain debt or reinvest the proceeds of such sales within certain time periods, we must offer to repurchase the notes at the prices listed under “Description of Notes—Limitation on Sales of Assets and Subsidiary Stock.”

Certain covenants	The indentures contain covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:

•	incur additional debt;

•	declare or pay dividends, redeem stock or make other distributions to stockholders;

•	make investments;

•	create liens or use assets as security in other transactions;

•	enter into sale and leaseback transactions;

•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;

•	enter into transactions with affiliates; and

•	sell or transfer certain assets.

These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes—Certain Covenants.”

No established trading market	The exchange notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the exchange notes will develop. If an active or liquid trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected.

Risk factors	You should consider carefully the information set forth in the section of this prospectus entitled “Risk Factors” and all the other information included in or incorporated by reference into this prospectus in deciding whether to participate in the exchange offer.

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this prospectus before tendering your original notes in the exchange offer. In addition, you should carefully consider the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in other documents that are subsequently filed with the SEC, which are incorporated by reference into this prospectus. If any of the risks discussed below or in the documents incorporated by reference actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below or in the documents incorporated by reference will not occur and if such events do occur, you may lose all or part of your original investment in the notes. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward Looking Statements.”

Risks Related to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold because there will be fewer original notes of such series outstanding.

If you do not exchange your original notes in the exchange offer, you will no longer be entitled to an increase in interest payments on original notes that the indentures provide for if we fail to complete the exchange offer.

Once the exchange offer has been completed, holders of outstanding original notes will not be entitled to any increase in the interest rate on their original notes that the indentures governing the notes provides for if we fail to complete the exchange offer. Holders of original notes will not have any further rights to have their original notes registered, except in limited circumstances, once the exchange offer is completed.

Some holders of the exchange notes may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it received in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot assure you that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

Holders of the original notes are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure.

Risks Related to the Exchange Notes

Your right to receive payments on the notes is effectively junior to those creditors who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured. Our $1.5 billion revolving credit facility is secured by a security interest in substantially all of our and the guarantors’ (excluding CNX Gas and its subsidiaries) domestic tangible and intangible assets. CNX Gas’ $700 million revolving credit facility is secured by substantially all of its and its guarantor subsidiaries domestic tangible and intangible assets. Our existing $250 million 7.875% notes due March 2012, which we refer to as the 2012 notes, are secured by a security interest in substantially all of our and the guarantors’ (including CNX Gas and its subsidiaries) domestic tangible and intangible assets. If we are declared bankrupt or insolvent, or if we default under our revolving credit facility or such 2012 notes, or if CNX Gas were declared bankrupt or default under its revolving credit facility, the relevant lenders or the trustee for the 2012 notes could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, such secured creditors could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indentures under which the notes were issued. Furthermore, if such secured creditors foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

As of June 30, 2010, we had $250 million of the 2012 notes, $292 million drawn under our credit facility and $66 million drawn under CNX Gas’ credit facility or approximately $608 million of senior secured indebtedness on a consolidated basis, which would not have included availability of $1,559 million under our and CNX Gas’ revolving credit facilities after taking into account $283 million of outstanding letters of credit. In addition, the indentures permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.

The notes will be structurally junior to indebtedness of our non -guarantor subsidiaries.

You will not have any claim as a creditor against any of our non-guarantor subsidiaries and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. At June 30, 2010, our non-guarantor subsidiaries had $20 million of outstanding liabilities, including trade payables, but excluding intercompany obligations. In addition, the indentures, subject to certain limitations, permit these subsidiaries to incur additional indebtedness and do not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Certain of our subsidiaries are not subject to the restrictive covenants in the indentures governing the notes.

Certain of our subsidiaries are not subject to the restrictive covenants in the indentures governing the notes. This means that these entities will be able to engage in many of the activities that we and our restricted subsidiaries are prohibited or limited from doing under the terms of the indentures governing the notes, such as incurring additional debt, securing assets in priority to the claims of the holders of the notes, paying dividends, making investments, selling assets and entering into mergers or other business combinations. These actions could be detrimental to our ability to make payments of principal and interest when due and to comply with our other obligations under the notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the notes.

A court could void our subsidiaries’ guarantees of the notes under fraudulent transfer laws.

Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor.

The bankruptcy court might take these actions if it found, among other things, that when a subsidiary guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

•	such subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

•	such subsidiary guarantor:

•	was (or was rendered) insolvent by the incurrence of the guarantee;

•	was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

A bankruptcy court would likely find that a subsidiary guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. A bankruptcy court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay, or defraud creditors. Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair saleable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

We cannot predict what standard a court would apply in order to determine whether a subsidiary guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date, or whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

The indentures governing the notes contain a “savings clause” intended to limit each subsidiary guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. In a recent case, the U.S. Bankruptcy Court in the Southern District of Florida found this kind of provision in that case to be ineffective, and held the subsidiary guarantees to be fraudulent transfers and voided them in their entirety.

If a guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the subsidiary guarantor. In such case, any payment by the subsidiary guarantor pursuant to its guarantee could be required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary guarantor based on the guarantee and would be creditors only of the Company and any subsidiary guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

We may be unable to purchase the notes upon a change of control.

Upon the occurrence of a change of control, as defined in the indentures governing the notes, we are required to offer to purchase the notes in cash at a price equal to 101% of the principal amount of the notes, plus accrued interest and additional interest, if any. A change of control will constitute an event of default under our revolving credit facility and CNX Gas’ revolving credit facility that permits the lenders to accelerate the maturity of the borrowings thereunder and may trigger similar rights under our other indebtedness then outstanding. Our revolving credit facility will prohibit us from repurchasing any notes. The failure to repurchase the notes would result in an event of default under the notes. In the event of a change of control, we may not have sufficient funds to purchase all of the notes and to repay the amounts outstanding under our revolving credit facility and CNX Gas’ revolving credit facility or other indebtedness.

An active trading market may not develop for the exchange notes.

The exchange notes are new issues of securities. There is no active public trading market for the notes. We do not intend to apply for listing of the exchange notes on a security exchange. The liquidity of the trading market in the exchange notes and the market prices quoted for the exchange notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the exchange notes, you may not be able to sell the exchange notes, or, even if you can sell the exchange notes, you may not be able to sell them at an acceptable price.

Risks relating to the Acquisition of the Dominion E&P Business

We may not realize the benefits of integrating the Dominion E&P Business.

We are integrating our historic gas operations with the operations of the Dominion E&P Business which we recently acquired. The integration requires substantial management attention and could detract attention from the day-to-day business of our company. We could encounter difficulties in the integration process, such as the need to revisit assumptions about reserves, future production, revenues, capital expenditures and operating costs, including synergies, the loss of key employees or commercial relationships or the need to address unanticipated liabilities. If we cannot successfully integrate our business with the Dominion E&P Business, we may fail to realize the expected benefits of the Acquisition.

Realization of any of these factors could adversely affect our financial condition.

If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on our indebtedness or if we otherwise fail to comply with the various covenants in such indebtedness, including covenants in our and CNX Gas’ revolving credit facilities, 2012 notes or the notes, we would be in default. This default would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under our indebtedness, including the notes, or result in our bankruptcy. Such defaults, or any bankruptcy resulting therefrom, could result in a default on any such indebtedness and could delay or preclude payment of principal of, or interest on, such indebtedness, including the notes. Our ability to meet our obligations will depend upon our future performance, which will be subject to prevailing economic conditions, commodity prices, and to financial, business and other factors, including factors beyond our control.

Risks Related to Our Indebtedness

We have substantial debt and have the ability to incur additional debt. The principal and interest payment obligations of such debt may restrict our future operations and impair our ability to meet our obligations under the notes.

As of June 30, 2010, we and our subsidiaries had approximately $3.6 billion of outstanding indebtedness (excluding approximately $283 million of letters of credit issued for our account). In addition, the terms of our and CNX Gas’ revolving credit facilities and the Indentures governing the notes permit us to incur additional debt, including up to approximately $1,559 million that would be available under our and CNX Gas’ revolving credit facilities on that date, subject to our ability to meet certain borrowing conditions.

Our substantial debt may have important consequences to you. For instance, it could:

•	make it more difficult for us to satisfy our financial obligations, including those relating to the notes;

•

require us to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under our debt, which will reduce funds available for other business purposes, including capital expenditures and acquisitions;

•	place us at a competitive disadvantage compared with some of our competitors that may have less debt and better access to capital resources; and

•	limit our ability to obtain additional financing required to fund working capital and capital expenditures and for other general corporate purposes.

Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business strategy.

The agreements governing our various debt obligations impose restrictions on our business and adversely affect our ability to undertake certain corporate actions.

The agreements governing our various debt obligations, including our and CNX Gas’ revolving credit facilities and the indentures governing the notes include covenants imposing significant restrictions on our business.

These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. These covenants place restrictions on our ability to, among other things:

•	incur additional debt;

•	create liens;

•	make loans or investments;

•	enter into certain transactions with affiliates; and

•	acquire or be acquired by other companies.

Our and CNX Gas’ revolving credit facilities also require that a number of financial ratios and covenants be met. Our ability to comply with these agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities. The breach of any of these covenants or restrictions could result in a default under the indentures or revolving credit facilities. An event of default under any of our debt agreements could permit some of our lenders, including the lenders under the revolving credit facilities, to declare all amounts borrowed from them to be immediately due and payable, together with accrued and unpaid interest, which could, in turn, trigger defaults under other debt obligations and the commitments of the senior lenders to make further extensions of credit under the revolving credit facilities could be terminated. If we were unable to repay debt to our lenders, or are otherwise in default under any provision governing our outstanding debt obligations, our secured lenders could proceed against us and the subsidiary guarantors and against the collateral securing that debt. In addition, acceleration of our other indebtedness may cause us to be unable to make interest payments on the notes and repay the principal amount of, or repurchase, the notes or may cause the subsidiary guarantors to be unable to make payments under the guarantees.

To service our indebtedness, we will require a significant amount of cash. However, our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future which, in turn, is subject to general economic, financial, competitive, regulatory and other factors, many of which are beyond our control.

Our business may not generate sufficient cash flow from operations and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We may not be able to refinance any of our indebtedness, including our credit facilities and the notes, on commercially reasonable terms, or at all. Without this financing, we could be forced to sell assets or secure additional financing to make up for any shortfall in our payment obligations under unfavorable circumstances. However, we may not be able to secure additional financing on terms favorable to us or at all and, in addition, the terms of our revolving credit facility and the Indentures governing the notes limit our ability to sell assets and also restrict the use of proceeds from such a sale. Moreover, substantially all of our assets have been pledged to secure repayment of indebtedness under our revolving credit facility and CNX Gas’ revolving credit facility. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive the original notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The original notes surrendered in exchange for exchange notes will be retired and canceled upon consummation of the exchange offer and cannot be reissued. Accordingly, no additional debt will result from the exchange. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

We received approximately $2.70 billion in net proceeds from the offering of $2.75 billion in aggregate principal amount of the original notes on April 1, 2010, after deducting fees and expenses related to the offering of the original notes. We used the net proceeds from the sale of the original notes to finance, in part, the cost of our acquisition of the Appalachian oil and gas exploration and production business of Dominion Resources, Inc., except for certain assets located in natural gas storage fields, which we refer to in this prospectus as the Dominion E&P Business, and pay related fees and expenses.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The table below sets forth our ratio of earnings to combined fixed charges and preference dividends on a consolidated basis for each of the time periods indicated.

(In Thousands)
	Year Ended December 31,					Six Months Ended June 30,
	2009	2008	2007	2006	2005	2010	2009
Earnings:
Income from continuing operations before income taxes	$788,345	$725,595	$428,957	$550,920	$654,684	$238,316	$457,961
Fixed charges, as shown below	69,277	69,402	61,336	50,227	42,979	94,099	33,450
Equity in income of investees	(15,707)	(11,140)	(6,551)	(1,201)	(2,850)	(8,692)	(6,800)
Noncontrolling interest - gas	(27,425)	(43,191)	(25,038)	(29,608)	(9,484)	(11,845)	(14,652)

Adjusted Earnings (Loss)	$814,490	$740,666	$458,704	$570,338	$685,329	$311,878	$469,959

Fixed Charges:
Interest on indebtedness, expensed or capitalized	$43,290	$48,345	$45,414	$35,818	$31,903	$79,521	$21,051
Interest within rent expense	25,987	21,057	15,922	14,409	11,076	14,578	12,399

Total Fixed Charges	$69,277	$69,402	$61,336	$50,227	$42,979	$94,099	$33,450

Ratio of Earnings to Fixed Charges	11.76	10.67	7.48	11.36	15.95	3.31	14.05

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data for, and as of the end of, each of the periods indicated. The selected historical consolidated financial data for, and as of the end of, each of the years ended December 31, 2009, 2008, 2007, 2006 and 2005 are derived from our audited Consolidated Financial Statements. Certain reclassifications of prior year data have been made to conform to the year ended December 31, 2009 as required by the Noncontrolling Interest Topic of the Financial Accounting Standards Board Accounting Standards Codification. The selected historical annual consolidated financial data for such years does not include the effects of the Acquisition.

The historical statement of operations data, the cash flow data and the other data for the six months ended June 30, 2010 and 2009, and the historical balance sheet data as of June 30, 2010, have been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus. In the opinion of management, the interim financial information provided herein reflects all adjustments consisting of normal and recurring adjustments necessary for a fair statement of the data for the periods presented. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year. The selected historical consolidated financial data for the six months ended June 30, 2009 and the consolidated balance sheet data as of June 30, 2009 do not include the effects of the Acquisition. The Acquisition is reflected, from acquisition data, for the six months ended June 30, 2010 and the consolidated balance sheet data as of June 30, 2010.

The selected historical consolidated financial data are not necessarily indicative of the results that may be expected for any future period. You should read the summary historical financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form l0-Q for the quarters ended March 31, 2010 and June 30, 2010 and our Current Reports on Form 8-K filed on September 21, 2010.

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2009	2008	2007	2006	2005	2010	2009
Sales—Outside	$4,311,791	$4,181,569	$3,324,346	$3,286,522	$2,935,682	$2,389,630	$2,144,385
Sales—Purchased Gas	7,040	8,464	7,628	43,973	275,148	4,756	2,631
Sales—Gas Royalty Interests	40,951	79,302	46,586	51,054	45,351	28,490	21,298
Freight—Outside	148,907	216,968	186,909	162,761	119,811	59,275	58,003
Other Income	113,186	166,142	196,728	170,861	107,131	47,256	62,999
Gain on Sale of 18.5% interest in CNX Gas	—	—	—	—	327,326

Total Revenue and Other Income	4,621,875	4,652,445	3,762,197	3,715,171	3,810,449	2,529,407	2,289,316
Cost of Goods Sold and Other Operating Charges (exclusive of depreciation, depletion and amortization shown below)	2,757,052	2,843,203	2,352,000	2,249,776	2,122,259	1,585,633	1,310,478
Acquisition and Financing Fees	—	—	—	—	—	64,078	—
Purchased Gas Costs	6,442	8,175	7,162	44,843	278,720	3,647	1,920
Gas Royalty Interests Costs	32,376	73,962	39,921	41,879	36,501	23,725	17,049
Freight Expense	148,907	216,968	186,909	162,761	119,811	59,275	58,003
Selling, General and Administrative Expenses	130,704	124,543	108,664	91,150	80,700	69,175	66,443
Depreciation, Depletion and Amortization	437,417	389,621	324,715	296,237	261,851	251,950	213,694
Interest Expense	31,419	36,183	30,851	25,066	27,317	73,183	15,457
Taxes Other Than Income	289,941	289,990	258,926	252,539	228,606	160,425	148,311
Black Lung Excise Tax Refund	(728)	(55,795)	24,092	—	—	—	—

Total Costs	3,833,530	3,926,850	3,333,240	3,164,251	3,155,765	2,291,091	1,831,355

Earnings Before Income Taxes	788,345	725,595	428,957	550,920	654,684	238,316	457,961
Income Taxes	221,203	239,934	136,137	112,430	64,339	59,534	134,151

Net Income	567,142	485,661	292,820	438,490	590,345	178,782	323,810
Less: Net Income Attributable to
Noncontrolling Interest	(27,425)	(43,191)	(25,038)	(29,608)	(9,484)	(11,845)	(14,652)

Net Income Attributable to CONSOL Energy Inc. Shareholders	$539,717	$442,470	$267,782	$408,882	$580,861	$166,937	$309,158

Earnings Per Share:
Basic	$2.99	$2.43	$1.47	$2.23	$3.17	$0.82	$1.71

Dilutive	$2.95	$2.40	$1.45	$2.20	$3.13	$0.81	$1.69

Weighted Average Number of Common Shares
Outstanding:
Basic	180,693,243	182,386,011	182,050,627	183,354,732	183,489,908	203,842,526	180,610,676

Dilutive	182,821,136	184,679,592	184,149,751	185,638,106	185,534,980	206,311,383	182,833,111

Dividends Paid Per Share	$0.40	$0.40	$0.31	$0.28	$0.28	$0.20	$0.20

BALANCE SHEET DATA

(In thousands)
	As of December 31,					As of June 30,
	2009	2008	2007	2006	2005	2010
Working (deficiency) capital	$(487,550)	$(527,926)	$(333,242)	$174,372	$194,578	$(564,339)
Total assets	7,775,401	7,535,458	6,333,490	5,663,332	5,071,963	11,688,091
Short-term debt	522,850	722,700	372,900	—	—	558,550
Long-term debt (including current portion)	468,302	490,752	507,208	552,263	442,996	3,215,253
Total deferred credits and other liabilities	3,849,428	3,716,021	3,325,231	3,228,653	2,726,563	3,886,866
CONSOL Energy Inc. Stockholders’ equity	1,785,548	1,462,187	1,214,419	1,066,151	1,025,356	3,032,583

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited proforma combined financial information is based on the historical consolidated financial information of CONSOL Energy, adjusted to reflect the Acquisition of the Dominion Appalachian E&P business and related financing transactions. The unaudited pro forma income statement of operations gives effect to the following events as if they had occurred on January 1, 2010. The results are not necessarily indicative of future:

•	The acquisition of the Dominion E&P business was accounted for using the purchase method of accounting.

•

Borrowings related to the original notes issued (approximately $2.75 billion) and proceeds from equity issuance offered (approximately $1.829 billion; 44,250,000 shares; 42.50 per share) and related issuance fees for both offerings, and related interest expense on bonds as if they were issued on January 1, 2010.

•	Related income tax pro forma adjustments.

The unaudited pro forma financial information should be read in conjunction with CONSOL Energy’s unaudited financial statements for the six months ended June 30, 2010 and the related notes to the financial statements that are incorporated by reference into this registration statement.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that CONSOL Energy or the pro forma combined company would have reported had the acquisition been completed as of the dates set forth in CONSOL Energy’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Estimates of fair value assigned are preliminary, and may change, which would impact the pro forma results presented.

CONSOL ENERGY

STATEMENT OF INCOME (LOSS)

(000 OMITTED, EXCEPT PER SHARE DATA)

UNAUDITED

	CEI As Reported Year To Date June 30, 2010	Proforma Adjustments			Proforma Results Year To Date June 30, 2010
Sales - Outside	$2,389,630		$67,020	a	$2,456,650
Sales - Purchased Gas	4,756		—		4,756
Sales - Gas Royalty Interests	28,490		—		28,490
Sales - Related Parties			—		0
Freight - Outside	59,275		—		59,275
Other Income	47,256		—		47,256

Total Revenue and Other Income	2,529,407		67,020		2,596,427

Cost of Goods Sold and Other Operating Charges	1,585,633		30,314	a	1,615,947
Acquisition and Financing Fees	64,078				64,078
Purchased Gas Costs	3,647		—		3,647
Gas Royalty Interests’ Costs	23,725		—		23,725
Freight Expense	59,275		—		59,275
Selling, General and Administrative Expense	69,175		—		69,175
Depreciation, Depletion and Amortization	251,950		28,687	b	280,637
Interest Expense	73,183		57,459	c	130,642
Taxes Other Than Income	160,425		3,972	a	164,397

Total Costs	2,291,091		120,432		2,411,523

Earnings Before Income Taxes	238,316		(53,412)		184,904
Income Taxes	59,534		(14,752	) d	44,782

Net Income	178,782		(38,660)		140,122
Less: Net Income Attributable
Non Controlling Shareholders	(11,845)		—		(11,845)

Net Income Attributable to CONSOL Energy Inc. Shareholders	$166,937		$(38,660)		$128,277

Earnings Per Share:
Basic	$0.82	$			$0.52	e

Dilutive	$0.81	$			$0.51	e

Dividends Paid Per Share	$0.20				$0.20

a.	Adjustments reflect historical operations activity for the Dominion E&P business using CONSOL Energy’s accounting policies, particularly the use of the successful efforts method of accounting. Sales are reflected at the historical average gas price received and costs are reflected under the historical Dominion activity converted to successful efforts method of accounting.

b.	Depreciation, depletion and amortization expense reflects the adjusted expense related to the fair value of assets purchased in the acquisition. The fair value of the assets are depreciated over the applicable gas reserves or the economic useful life (for straight-line assets). The preliminary fair value of assets acquired, in thousands, which resulted in the pro forma depreciation, depletion and amortization adjustment were as follows.

Proven properties	$1,392,456
Unproven properties	1,947,307
Wells and related equipment	126,390
Well closing assets	55,248
Indentified intangibles	16,330
Other miscellaneous	2,952

Total property, plant & equipment	$3,540,683

c.	Interest expense adjustment reflects interest on the bonds that were issued on March 31, 2010 as if they were issued on January 1, 2010 ($55,781) and the corresponding amortization of related bond issuance costs ($1,678).

d.	Adjustment reflects the impact on income tax expense for the various pro forma pre tax adjustments.

e.	Pro forma earnings per share was computed using weighted average number of shares as if shares issued in the equity offering were outstanding at January 1, 2010. Historical weighted average shares previously reported were 203,842,526 basic shares and 206,311,383 diluted shares. Pro forma weighted averages shares were 246,686,539 basic shares and 251,601,383 diluted shares.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following are summaries of certain indebtedness of CONSOL Energy, and certain of its subsidiaries, and do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those agreements, each of which has been previously filed with the SEC and are incorporated by reference in this prospectus.

Revolving Credit Facility

We entered into an amended and restated credit agreement dated as of May 7, 2010, which we refer to in this prospectus as the Credit Agreement, for a new senior secured credit facility with certain lenders, with Bank of America, N.A. as syndication agent, and with PNC Bank, National Association as administrative agent, which credit facility we refer to herein as the revolving credit facility. This new revolving credit facility replaced our existing $1 billion senior secured credit facility which had been entered into effective June 27, 2007.

The Credit Agreement provides for a senior secured revolving credit facility in an aggregate outstanding principal amount of up to $1.5 billion, including borrowings and letters of credit. In addition to refinancing all outstanding amounts under the prior facility, borrowings under the revolving credit facility may be used, among other things, for general corporate purposes and working capital.

Interest on outstanding indebtedness under the revolving credit facility currently accrues, at the Company’s option, at a rate based on either: (a) the greatest of (i) the federal funds open rate plus 0.5%, (ii) PNC Bank, National Association’s prime rate, and (iii) the daily LIBOR rate plus 1.0%, plus, in each case, a margin ranging from 1.5% to 2.5% or (b) the LIBOR rate plus a margin ranging from 2.5% to 3.5%.

The applicable margin added to the underlying interest rate fluctuates based on the Company’s leverage ratio.

The revolving credit facility matures on May 7, 2014, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants to which CONSOL Energy and most of its wholly-owned subsidiaries must adhere.

The affirmative covenants include (i) maintenance of existence, (ii) payment of obligations, including taxes, (iii) maintenance of properties, insurance, leases, books and records, permits, coal supply agreements and material contracts, (iv) compliance with laws, (v) use of proceeds, (vi) subordination of intercompany loans, (vii) compliance with anti-terrorism laws, and (vii) granting of collateral. In addition, if CNX Gas (and/or any of its subsidiaries) guarantees CONSOL Energy’s 8.25% Senior Notes due 2020 or 8% Senior Notes due 2017, the Company will cause CNX Gas (and/or such subsidiaries) to guarantee the Credit Agreement. CNX Gas and its domestic subsidiaries guaranteed the revolving credit facility effective as of June 16, 2010.

The negative covenants of the revolving credit facility include restrictions on the ability of CONSOL Energy (and its wholly-owned subsidiaries which are parties to the revolving credit facility) (i) to create, incur, assume or suffer to exist indebtedness except in certain circumstances; (ii) to create or permit to exist liens on properties except in certain circumstances; (iii) to guaranty the debt of another party except in certain circumstances; (iv) to make loans or investments in excess of certain amounts except for permitted investments; (v) to make or pay dividends or distributions on CONSOL Energy common stock in excess of an annual rate of $0.40 per share unless certain conditions are met; (vi) to merge, liquidate, dissolve or to make acquisitions except in certain circumstances; (vii) to dispose of assets in excess of certain amounts subject to certain ordinary course and other exceptions; (viii) to deal with any affiliate except on fair and reasonable arm’s length terms; (ix) to create certain subsidiaries and joint ventures; (x) to engage in other businesses; (xi) to change its fiscal year; (xii) other than the Company, to issue additional equity to any person other than the Company or the other loan parties; (xiii) to amend certificates of incorporation, bylaws, or other organizational documents of the loan parties; (xiv) to make prepayments on or amendments to the Company’s senior notes, (xv) to permit restrictions on upstream dividends and payments to or by loan parties or (xvi) to enter into agreements inconsistent with the Credit Agreement and loan documents. In addition, the Company is obligated to maintain at the end of each fiscal quarter (i) a leverage ratio not greater than 4.75 to 1.0 through March 31, 2013 and from June 30, 2013 and thereafter 4.50 to 1.0, subject to adjustment for certain dispositions; (ii) an interest coverage ratio equal to or greater than 2.0 to 1.0 through December 31, 2010 and 2.5 to 1.0 from March 31, 2011 and thereafter; and (iii) a senior secured leverage ratio not greater than 2.5 to 1.0 through December 31, 2010 and 2.0 to 1.0 from March 31, 2011 and thereafter; all as calculated in accordance with the terms and definitions determining such ratios contained in Credit Agreement. The Credit Agreement also contains various reporting requirements.

The revolving credit facility also contains customary events of default, including a cross-default to certain other debt, breaches of representations and warranties, change of control events and breaches of covenants.

The obligations under the Credit Agreement are guaranteed by the Company’s subsidiaries (other than certain subsidiaries) and the obligations are secured by substantially all of the assets of the Company and its subsidiaries, excluding CNX Gas and its subsidiaries and certain other subsidiaries, pursuant to a pledge agreement, security agreement, patent security agreement, as well as various mortgages. In addition, in accordance with the terms of 2012 notes and pursuant to a collateral trust agreement related thereto, this collateral also ratably secures obligations under the 2012 notes.

CNX Gas Credit Facility

CNX Gas and its wholly-owned subsidiaries entered into a credit agreement, which we refer to in this prospectus as the CNX Gas Credit Agreement, dated as of May 7, 2010 for a new senior secured credit facility with certain lenders, with Bank of America, N.A. as syndication agent, and with PNC Bank, National Association as administrative agent. The new CNX Gas senior secured revolving credit facility, which we refer to herein as the CNX Gas revolving credit facility, replaced CNX Gas’ existing $200 million revolving credit facility which had been entered into effective October 7, 2005.

The CNX Gas Credit Agreement provides for a secured revolving credit facility in an aggregate outstanding principal amount of up to $700 million, including borrowings and letters of credit. In addition to refinancing all outstanding amounts under the existing $200 million facility, borrowings under the CNX Gas revolving credit facility may be used by CNX Gas for general corporate purposes, including, transaction fees, letters of credit, acquisitions, capital expenditures, exploration and development of hydrocarbon interests and working capital.

The availability under the CNX Gas revolving credit facility, including availability for letters of credit, is generally limited to a borrowing base, which is determined by the required number of lenders in good faith by calculating a loan value of CNX Gas’ proved reserves and reducing that number by an equity cushion determined by the lenders required to approve the borrowing base.

Interest on outstanding indebtedness under the CNX Gas revolving credit facility currently accrues, at CNX Gas’ option, at a rate based on either: (a) the greatest of (i) the federal funds open rate plus .5%, (ii) PNC Bank, National Association’s prime rate, and (iii) the daily LIBOR rate plus 1.0%, plus, in each case a margin ranging from 1.0% to 2.0% or (b) the LIBOR rate plus a margin ranging from 2.0% to 3.0%.

The applicable margin added to the underlying interest rate fluctuates based on the facility utilization percentage.

The CNX Gas revolving credit facility matures on May 6, 2014, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants to which CNX Gas and its wholly-owned subsidiaries must adhere.

The affirmative covenants include (i) maintenance of existence, (ii) payment of obligations, including taxes, (iii) maintenance of properties, insurance, intellectual property and books and records, (iv) compliance with laws, leases, pipeline arrangements and other material contractual obligations, (v) use of proceeds, (vi) subordination of intercompany loans, (vii) compliance with anti-terrorism laws and (viii) granting of collateral and access to title information. In addition, if CNX Gas or any of its subsidiaries guarantees CONSOL Energy’s credit facility, CONSOL Energy’s 8.25% Senior Notes due 2020 or 8% Senior Notes due 2017, CNX Gas will cause CONSOL Energy and its subsidiaries which are parties to CONSOL Energy’s credit facility to guarantee the CNX Gas Credit Agreement. CONSOL Energy and such subsidiaries guaranteed the CNX Gas revolving credit facility effective as of June 16, 2010.

The negative covenants of the CNX Gas revolving credit facility include restrictions on the ability of CNX Gas (and its wholly-owned subsidiaries) (i) to create, incur, assume or suffer to exist indebtedness except in certain circumstances; (ii) to create or permit to exist liens on properties except in certain circumstances; (iii) to guaranty the debt of another party except in certain circumstances (which exception includes CNX Gas and its wholly-owned subsidiaries’ guarantee of the 2012 Notes; (iv) to make loans or investments in excess of certain amounts except for permitted investments; (v) to make or pay any dividends or distributions to third parties in excess of certain amounts subject to certain conditions; (vi) to merge, liquidate, or dissolve (excluding a merger of a wholly-owned subsidiary of CONSOL Energy into CNX Gas) except in certain circumstances; (vii) to dispose of assets in excess of certain amounts subject to certain ordinary course and other exceptions or to make certain acquisitions; (viii) to deal with any affiliate except on fair and reasonable arm’s length terms; (ix) creation of certain subsidiaries and joint ventures; (x) to engage in other businesses; (xi) to change its fiscal year; (xii) other than CNX Gas, to issue additional equity to any person other than CNX Gas or its wholly-owned subsidiaries; (xiv) to amend certificates of incorporation, bylaws, or other organizational documents of the loan parties; (xv) to enter into any hedging agreement other than those permitted by the CNX Gas Credit Agreement in the ordinary course of CNX Gas’ business; (xvi) to sell, transfer or convey or voluntarily pool or unitize its proved reserves except in certain circumstances; (xvii) to permit restrictions on upstream dividends and payments to or by loan parties or (xviii) to enter into agreements inconsistent with the CNX Gas Credit Agreement and loan documents. In addition, CNX Gas is obligated to maintain as of the end of each fiscal quarter a leverage ratio of not greater than 3.5 to 1.0 and an interest coverage ratio equal to or greater than 3.0 to 1.0, as calculated in accordance with the terms and definitions determining such ratios contained in CNX Gas Credit Agreement. The CNX Gas Credit Agreement also contains various reporting requirements.

The CNX Gas revolving credit facility also contains customary events of default, including a cross-default to certain other debt, breaches of representations and warranties, change of control events and breaches of covenants.

The obligations of CNX Gas under the CNX Gas Credit Agreement are guaranteed by CNX Gas’ wholly-owned subsidiaries and by the Company and its other subsidiaries (other than certain subsidiaries) and the obligations are secured by substantially all of the assets of CNX Gas and its wholly-owned subsidiaries pursuant to a pledge agreement and security agreement, and may be secured in the future by mortgages. In addition, in accordance with the terms of the 2012 Notes, and pursuant to the CNX Gas collateral trust agreement, the CNX Gas collateral also ratably secures the 2012 Notes. CNX Gas and its wholly-owned subsidiaries are also guarantors of the 2012 Notes.

Senior Notes Due 2012

On March 7, 2002, CONSOL Energy issued $250 million in aggregate principal amount of 7.875% senior notes due March 2012. These existing notes are guaranteed by any of our subsidiaries that incur or guarantee other indebtedness, including all of our subsidiaries that guarantee our revolving credit facility and CNX Gas and its subsidiaries. These existing notes are senior obligations of CONSOL Energy and will rank equally with all other unsecured and unsubordinated indebtedness of the guarantors of these existing notes. Interest is paid on a semi-annual basis. The existing notes may be redeemed, at our option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the securities being redeemed on the redemption date or (ii) the principal sum of the present values of the remaining scheduled payments of principal and interest on the existing notes being redeemed, discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined in the indenture governing the 2012 notes) plus 45 basis points, in each case, plus accrued and unpaid interest.

With certain exceptions, the indenture governing the 2012 notes prohibits any of our subsidiaries from granting a security interest with respect to any indebtedness they incur or guarantee unless the 2012 notes are secured equally and ratably with such other secured debt. The indenture requires CONSOL Energy to cause each of its domestic subsidiaries that incurs or guarantees any indebtedness, to guarantee the 2012 notes, and, if applicable, execute and deliver to the trustee a supplemental indenture, pursuant to which such domestic subsidiary will guarantee payment of the existing notes.

The 2012 notes are secured on an equal and ratable basis with our and CNX Gas’ credit facilities.

Receivables Credit Facility

In 2007, CONSOL Energy and certain of its U.S. subsidiaries amended their existing trade accounts receivable facility with financial institutions for the sale on a continuous basis of eligible trade accounts receivable. The amended facility allows CONSOL Energy to receive, on a revolving basis, up to $200 million. The amended facility also allows for the issuance of letters of credit against the $200 million capacity. In accordance with the facility agreement, CONSOL Energy is able to receive proceeds based upon total eligible accounts receivable at the previous month-end. CONSOL Energy formed CNX Funding Corporation, a wholly owned, special purpose, bankruptcy-remote subsidiary for the sole purpose of buying and selling eligible trade receivables generated by certain subsidiaries of CONSOL Energy. Under the receivables facility, CONSOL Energy and certain subsidiaries, irrevocably and without recourse, sell all of their eligible trade accounts receivable to CNX Funding Corporation. CNX Funding Corporation then sells, on a revolving basis, an undivided percentage interest in the pool of eligible trade accounts receivable to financial institutions and their affiliates, while maintaining a subordinated interest in a portion of the trade receivables. CONSOL Energy has agreed to continue servicing the sold receivables for the financial institutions for a fee based upon market rates for similar services.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On April 1, 2010, we issued an aggregate principal amount of $2,750,000,000 of original notes under the indentures in an offering under Rule 144A and Regulation S of the Securities Act that was not registered under the Securities Act. In connection with the issuance and sale of the original notes, we entered into a registration rights agreement with the initial purchasers of the original notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the original notes for exchange notes which are registered under the Securities Act. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective. The form and terms of the exchange notes are substantially identical to the original notes except that the issuance of the exchange notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain additional interest provisions relating to the original notes do not apply to the exchange notes. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer. The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if the exchange offer is not consummated as of the 366th day after April 1, 2010 or a shelf registration statement is required to be filed under the registration rights agreement but has not been declared effective on or prior to date required by the registration rights agreement.

The registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which may be obtained as described under “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on             , 2010. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extended the exchange offer.

As of the date of this prospectus, $2,750,000,000 aggregate principal amount of the original notes is outstanding. The original notes were offered under the indentures dated as of April 1, 2010. This prospectus is first being sent on or about             , 2010 to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described under “— Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any original notes by giving oral or written notice of an extension and delay to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer. Holders of original notes do not have dissenters’ rights of appraisal in connection with the exchange offer.

You may only exchange outstanding notes in denominations of $2,000 and higher integral multiples of $1,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified under “— Conditions to the Exchange Offer.” We will give to the exchange agent oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day following the previously scheduled expiration date.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus. The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.

Procedures for Tendering

The tender to us of original notes by you, as set forth below, and our acceptance of the original notes will constitute a binding agreement between us and you, upon the terms and subject to the conditions set forth in this prospectus.

A tendering holder who holds notes in the form of book-entry interests must, on or prior to the expiration date, transmit an agent’s message to the exchange agent at the address listed below under “- Exchange Agent.” In addition, the exchange agent must receive timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at the Depository Trust Company, or DTC, the book-entry transfer facility, along with the agent’s message. The term “agent’s message” means a message transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer.

Only registered holders of certificated original notes may tender certificated notes in the exchange offer. A tendering holder of certificated notes must, on or prior to the expiration date, transmit a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address listed below under “—Exchange Agent.” In addition, the exchange agent must receive the certificates representing the original notes prior to the expiration date.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any conditions of the exchange offer as applicable to all original notes prior to the expiration date. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note prior to the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. None of us, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

By tendering, each holder represents to us that:

•	the holder is not an affiliate of CONSOL Energy (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering notes acquired directly from us for its own account;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

•	neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

However, each holder who is our “affiliate” (within the meaning of the Securities Act) who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a broker-dealer (within the meaning of the Securities Act) that acquired original notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes:

•	will not be able to rely on the applicable interpretation by the staff of the SEC set forth in the applicable no-action letters;

•	will not be able to tender its original notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. However, a broker-dealer may be a statutory underwriter. See “Plan of Distribution.”

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering an agent’s message, a beneficial owner (whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) or holder will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the original notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such original notes, in accordance with the terms and conditions of the exchange offer.

Each beneficial owner or holder will also be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the original notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such original notes, free and clear of all liens, restrictions, charges and encumbrances, and that the original notes tendered are not subject to any adverse claims or proxies. Each beneficial owner and holder, by tendering its original notes, also agrees that it will comply with its obligations under the registration rights agreement.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and

•	whose original notes are not immediately available;

•

who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

•	who cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer,

may effect a tender if:

•	the tender is made by or through an “eligible guarantor institution;”

•

prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such “eligible guarantor institution” a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, a letter of transmittal, or facsimile thereof or agent’s message in lieu of such letter of transmittal, together with the certificate(s) representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

a properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered original notes in proper form for transfer, or an agent’s message in the case of delivery by book-entry transfer, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered, unless we terminate the exchange offer because of the non-satisfaction of conditions. We will issue the exchange notes as soon as practicable after acceptance of the original notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice. See “—Conditions to the Exchange Offer” below for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, from April 1, 2010. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of an agent’s message and a timely confirmation of the book-entry transfer of the original notes into the exchange agent’s account at DTC.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. The non-exchanged original notes will be credited to an account maintained with DTC as promptly as practicable after the expiration of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The transmission of the original notes and agent’s message to DTC and delivery by DTC to and receipt by the exchange agent of the related agent’s message will be deemed to be a valid tender.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender original notes. Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the exchange offer as described in this prospectus, and that we may enforce such terms against such participant.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of original notes to be effective, the exchange agent must receive a valid withdrawal request through ATOP from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related original notes in order that such bonds may be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. The original notes will be credited to an account maintained with DTC for the original notes. The original notes will be credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described under the heading “—Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to the expiration date any of the following events occurs:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	a change in applicable law prohibits the consummation of such exchange offer; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which in our reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and about which change or development it makes a public announcement.

All conditions will be deemed satisfied or waived prior to the expiration date unless we assert them prior to the expiration date. The foregoing conditions to the exchange offer are for our sole benefit, and we may assert them prior to the expiration date regardless of the circumstances giving rise to any of these conditions, or we may waive them prior to the expiration date in whole or in part in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at the time the original notes are tendered any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

We have appointed The Bank of Nova Scotia Trust Company of New York as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus or the related letter of transmittal and notice of guaranteed delivery to the exchange agent addressed as follows:

Delivery To:

The Bank of Nova Scotia Trust Company of New York

By Hand, Registered or Certified Mail, or Overnight Courier:

The Bank of Nova Scotia Trust Company of New York

Attention: Pat Keane

One Liberty Plaza

New York, NY 10006

By Facsimile: (212) 225-5436

(Eligible Guarantor Institutions only)

To confirm by telephone for more information: (212) 225-5427

(Eligible Guarantor Institutions Only)

All other questions should be addressed to CONSOL Energy Inc., CNX Center, 1000 CONSOL Energy Drive, Canonsburg, PA 15317-6505, Attn. General Counsel.

Fees and Expenses

The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and by persons so engaged by the exchange agent.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes in accordance with accounting principles generally accepted in the United States of America.

Transfer Taxes

We will pay all transfer taxes, if any in connection with the exchange of original notes for exchange notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the record holder or any other person, if we are instructed to register exchange notes in the name of, or requested to return any original notes not tendered or not accepted in the exchange offer to, a person other than the registered tendering holder.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the applicable indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Original note holders that do not exchange original notes for exchange notes in the exchange offer will no longer have any registration rights with respect to such notes.

Based on existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties unrelated to us, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the applicable interpretation of the staff of the SEC;

•	will not be able to tender its original notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

DESCRIPTION OF EXCHANGE NOTES

CONSOL Energy issued the original notes and will issue the exchange notes offered hereby (the “Notes”) under the Indenture dated as of April 1, 2010 (as supplemented through the date of this prospectus, the “Indentures”), among CONSOL Energy, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee. The Indentures have been filed as an exhibit to the registration statement of which this prospectus is part. The Indentures comply with the Trust Indenture Act of 1939. The terms of the notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act.

On April 1, 2010, CONSOL Energy issued $2.75 billion aggregate principal amount of original notes under the Indentures. The terms of the exchange notes will be identical in all material respects to the terms of the original notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the original notes for exchange notes. The Bank of Nova Scotia Trust Company of New York, as trustee, will authenticate and deliver exchange notes for original issue in exchange for a like principal amount of original notes.

Description of Notes

Certain terms used in this description are defined under the subheading “—Certain definitions.” As used in this section, the terms “Company,” “we,” “us” and “our” refer only to CONSOL Energy Inc., the issuer of the notes, and not to any of its subsidiaries.

The terms of the notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act. The following description is only a summary of the material provisions of the Indentures. We urge you to read the Indentures because they, not this description, define your rights as a holder of the notes. You may request copies of the Indentures and the registration rights agreement at our address set forth under the heading “Where You Can Find More Information.”

General

The Company issued $1.5 billion of 8.00% senior notes due 2017 and $1.25 billion of 8.25% senior notes due 2020 under indentures, dated April 1, 2010, among CONSOL Energy, the Subsidiary Guarantors (as defined below) and The Bank of Nova Scotia Trust Company of New York, as Trustee.

Principal of and interest on the notes will be payable, and the notes may be exchanged or transferred, at our office or agency in the Borough of Manhattan, The City of New York, except that, at our option, payment of interest may be made by check mailed to the address of the Holders as such address appears in the note register.

The Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge shall be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Subject to the covenants described below under “—Certain covenants” and applicable law, the Company may issue additional 2017 Notes, which we refer to as the “Additional 2017 Notes,” and additional 2020 Notes, which we refer to as the “Additional 2020 Notes” and, together with the Additional 2017 Notes, the “Additional Notes,” in each case, under the Indentures in unlimited principal amounts. The 2017 Notes and any Additional 2017 Notes subsequently issued under the Indentures would be treated as a single class for all purposes under the Indentures, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase. The 2020 Notes and any Additional 2020 Notes subsequently issued under the Indentures would be treated as a single class for all purposes under the Indentures, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indentures and this “Description of the notes,” references to the notes include any Additional Notes actually issued.

Terms of the notes

2017 Notes

The $1.5 billion aggregate principal amount of 2017 Notes are unsecured senior obligations of the Company. The 2017 Notes will mature on April 1, 2017 and bear interest at 8.00% per annum from the date of original issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business (whether or not a Business Day) on the March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, beginning October 1, 2010. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at 1% per annum in excess of such rate. Interest on the 2017 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

2020 Notes

The $1.250 billion aggregate principal amount of 2020 Notes are unsecured senior obligations of the Company. The 2020 Notes will mature on April 1, 2020 and bear interest at the rate per annum of 8.25% from the date of original issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business (whether or not a Business Day) on the March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, beginning October 1, 2010. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at 1% per annum in excess of such rate. Interest on the 2020 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Optional redemption

2017 Notes

Except as set forth in the following two paragraphs, the 2017 Notes will not be redeemable at the option of the Company prior to April 1, 2014. Thereafter, the 2017 Notes will be redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including additional interest, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2014	104.000%
2015	102.000%
2016 and thereafter	100.000%

Prior to April 1, 2013, we may at our option on one or more occasions redeem the 2017 Notes (which includes Additional 2017 Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2017 Notes (which includes Additional 2017 Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108%, plus accrued and unpaid interest (including additional interest, if any) to the redemption date, with the net cash proceeds from one or more Stock Offerings; provided that at least 65% of such aggregate principal amount of 2017 Notes (which includes Additional 2017 Notes, if any) remains outstanding immediately after the occurrence of each such redemption (excluding 2017 Notes held, directly or indirectly, by the Company or its Affiliates) and each such redemption occurs within 60 days after the date of consummation of the related Stock Offering.

In addition, at any time prior to April 1, 2014, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, the Company may redeem the 2017 Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest (including additional interest, if any), if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

2020 Notes

Except as set forth in the following two paragraphs, the 2020 Notes will not be redeemable at the option of the Company prior to April 1, 2015. Thereafter, the 2020 Notes will be redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including additional interest, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption price
2015	104.125%
2016	102.750%
2017	101.375%
2018 and thereafter	100.000%

Prior to April 1, 2013, we may at our option on one or more occasions redeem the 2020 Notes (which includes Additional 2020 Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2020 Notes (which includes Additional 2020 Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.250%, plus accrued and unpaid interest (including additional interest, if any) to the redemption date, with the net cash proceeds from one or more Stock Offerings; provided that at least 65% of such aggregate principal amount of 2020 Notes (which includes Additional 2020 Notes, if any) remains outstanding immediately after the occurrence of each such redemption (excluding 2020 Notes held, directly or indirectly, by the Company or its Affiliates) and each such redemption occurs within 60 days after the date of consummation of the related Stock Offering.

In addition, at any time prior to April 1, 2015, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, the Company may redeem the 2020 Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest (including additional interest, if any), if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Selection

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $2,000 in original principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of such initial note.

Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory redemption; offers to purchase; open market purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions “—Change of control” and “—Certain covenants—Limitation on sales of assets and subsidiary stock.” We may at any time and from time to time purchase notes in the open market or otherwise.

Guarantees

The Subsidiary Guarantors, jointly and severally, as primary obligors and not merely as sureties, will irrevocably, fully and unconditionally guarantee on a senior basis the performance and the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, all of the obligations of the Company under the Indentures and the notes (all such obligations guaranteed by the Subsidiary Guarantors being herein called the “Guaranteed Obligations”). The Company derives a substantial portion of its operating income and cash flow from its subsidiaries, including the Subsidiary Guarantors.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors— Risks Related to the Exchange Notes—A court could void our subsidiaries’ guarantees of the notes under fraudulent transfer laws.”

Pursuant to the Indentures, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “—Certain covenants— Merger and consolidation”; provided, however, that if such Person is not the Company, the Subsidiary Guarantor’s obligations under the Indentures and its Subsidiary Guarantee must be expressly assumed by such other Person. However, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) in compliance with the covenant described below under “—Limitation on sales of assets and subsidiary stock,” such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee. See “—Certain covenants—Merger and consolidation.”

Ranking

The indebtedness evidenced by the notes and the Subsidiary Guarantees will be unsecured, general obligations of the Company and the relevant Subsidiary Guarantor, as the case may be, senior in right of payment, as set forth in the Indentures, to the payment of any future Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, that is expressly subordinated in right of payment to the notes or the Subsidiary Guarantees. The notes and Subsidiary Guarantees will be pari passu in right of payment with all existing and future unsecured senior obligations of the Company or the relevant Subsidiary Guarantor, as the case may be. The notes and Subsidiary Guarantees will be effectively subordinated to Secured Indebtedness of the Company and the applicable Subsidiary Guarantor, to the extent of the value of the assets securing such Indebtedness, including the obligations of the Company under, and such Subsidiary Guarantor’s guarantee, if any, of the Company’s obligations with respect to, the Credit Facilities and the 2012 Notes.

At June 30, 2010, the Company and the Subsidiary Guarantors would have had approximately $608 million of secured indebtedness outstanding (excluding $283 million of letters of credit outstanding under the Credit Facilities) and an additional $1,559 million of unused commitments available to be borrowed under the Credit

Facilities. In addition, our non-guarantor Subsidiaries would have had approximately $20 million of liabilities, including trade payables, but excluding intercompany obligations.

Although the Indentures contain limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Secured Indebtedness. See “—Certain covenants— Limitation on indebtedness.”

The operations of the Company are currently conducted through its Subsidiaries and not all of its Subsidiaries guarantee the notes.

The notes will be effectively subordinated to all existing and future obligations, including Indebtedness, of any Restricted Subsidiaries that do not guarantee the notes and of any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Company and the holders of the Company’s Indebtedness, including the notes. CNX Funding Corporation (a Receivables Subsidiary) is an Unrestricted Subsidiary. The notes are structurally subordinated to the liabilities of the Unrestricted Subsidiaries.

Same day settlement and payment

We will make payments in respect of the notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the holder. The notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

Change of control

(a) Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Company repurchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (including additional interest, if any), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in paragraph (b) below:

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation);

(2)	during any period of two consecutive years from and after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)	the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

(4)	(a) all or substantially all of the assets of the Company and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Subsidiary or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person.

(b) Within 30 days following a Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (including additional interest, if any), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control; (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

(c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “—Certain covenants— Limitation on indebtedness” and “—Limitation on liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indentures do not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The provisions under the Indentures relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in outstanding principal amount of the Notes.

The Company will not be required to make an offer to purchase the Notes as a result of a Change of Control if a third party:

(1)	makes such offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures relating to the Company’s obligations to make such an offer; and

(2)	purchases all Notes validly tendered and not withdrawn under such an offer.

Certain covenants

Changes in Covenants when Notes Rated Investment Grade

Beginning on the date that:

(1)	the Notes have Investment Grade Ratings from both Rating Agencies; and

(2)	no Default or Event of Default shall have occurred and be continuing, and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have an Investment Grade Rating on the Notes (such period of time, the “Suspension Period”), the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the Notes:

(1)	“—Limitation on indebtedness”;

(2)	“— Limitation on restricted payments”;

(3)	“— Limitation on restrictions on distributions from restricted subsidiaries”;

(4)	“— Limitation on sales of assets and subsidiary stock”;

(5)	“— Limitation affiliate transactions”; and

(6)	clause (3) of the covenant listed under “— Merger and consolidation.”

During a Suspension Period, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to and permitted under the Consolidated Coverage Ratio or one of the clauses set forth in the definition of Permitted Indebtedness (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be incurred pursuant to the Consolidated Coverage Ratio or any of the clauses set forth in the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been Indebtedness outstanding on the Issue Date.

Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated.

Limitation on indebtedness

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Subsidiary Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0.

(b) The limitation described in the foregoing paragraph (a) shall not prohibit the following Indebtedness:

(1)	Indebtedness of the Company or any Subsidiary Guarantor Incurred pursuant to any Credit Facility, so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities pursuant to this clause (1) does not, at any one time, exceed the greater of (x) $1.75 billion and (y) 30% of ACNTA as of the date of such Incurrence; provided that the limitation set forth in clause (x) shall be increased by the amount set forth in clause (2) below upon CNX Gas becoming, and for so long as it remains, a Subsidiary Guarantor.

(2)	Indebtedness of CNX Gas and its Subsidiaries pursuant to any Credit Facility, so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities pursuant to this clause (2) does not, at any one time, exceed the greater of (x) $500.0 million and (y) 30% of ACNTA as of the date of such Incurrence; provided that clause (2) shall not be available at such time, if any, that CNX Gas becomes, and remains, a Subsidiary Guarantor;

(3)	Indebtedness owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (3);

(4)	the Notes (other than any Additional Notes), the Exchange Notes and any Exchange Guarantees related thereto;

(5)	Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant);

(6)	Refinancing Indebtedness in respect of Indebtedness incurred pursuant to paragraph (a) or pursuant to clause (4) or (5) above or this clause (6);

(7)	Non-recourse Purchase Money Indebtedness and Capital Lease Obligations incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding under this clause (7) the greater of (a) $250.0 million and (b) 5% of Consolidated Net Tangible Assets at the time of any incurrences under this clause (7);

(8)	(i) guarantees by the Company or any Subsidiary Guarantor of any Indebtedness of the Company or any other Subsidiary Guarantor that is permitted to be incurred by another provision of this covenant and could have been incurred (in compliance with this covenant) by the Person so guaranteeing such Indebtedness; provided, however, that upon any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or such Indebtedness being owed to any Person other than the Company or a Subsidiary Guarantor, the Company or such Subsidiary Guarantor, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause 8(i); and (ii) guarantees by a Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of the Company or any Restricted Subsidiary;

(9)	Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

(10)	Indebtedness under Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks and not for speculation that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

(11)	Indebtedness in respect of bid, performance or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(12)	Permitted Marketing Obligations;

(13)	in-kind obligations relating to oil and gas balancing positions arising in the ordinary course of business;

(14)	Indebtedness under the Existing Receivables Financing and the Incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants, indemnities and performance guarantees customarily entered into in connection with a Receivables financing) to the Company or to any Restricted Subsidiary of the Company or its assets (other than such Receivables Subsidiary and its subsidiaries and assets); and

(15)	Indebtedness of the Company and any Subsidiary Guarantor in an aggregate amount which, together with the amount of all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)) does not exceed the greater of (x) $250.0 million and (y) 5% of Consolidated Net Tangible Assets at the time of any Incurrence under this clause (15).

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (15) of the immediately preceding paragraph or is entitled to be Incurred pursuant to paragraph (a) of this covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant (including splitting into multiple exceptions) and will only be required to include the amount and type of such Indebtedness in one of such clauses of the immediately preceding paragraph or pursuant to paragraph (a) of this covenant; provided that (i) Indebtedness outstanding under the Credit Agreement as of the Issue Date shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) of this covenant and shall not be reclassified (except as set forth in clause (iii) below), (ii) Indebtedness of CNX Gas under its revolving credit facility outstanding on the date it becomes a Restricted Subsidiary shall be deemed to have been Incurred pursuant to clause (2) of paragraph (b) of this covenant and shall not be reclassified, (iii) Indebtedness of CNX Gas under its revolving credit facility outstanding on the date it becomes a Subsidiary Guarantor shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) of this covenant and shall not be reclassified.

Limitation on restricted payments

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on indebtedness”; or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A)	50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on January 1, 2010 and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B)	the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (x) an issuance or sale to a Subsidiary of the Company, (y) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees and (z) the issuance of Capital Stock described under “The Purchase of Dominion E&P Business and Related Financing Transactions—Financing— Equity Offering”);

(C)	the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

(D)	an amount equal to the sum of (i) the net reduction in Investments made subsequent to the Issue Date by the Company or any Restricted Subsidiary in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of the foregoing paragraph (a) shall not prohibit:

(1)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(2)	any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above (but only to the extent that such Net Cash Proceeds were used to purchase or redeem such Capital Stock as provided in this clause (2));

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4)	the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year; provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(5)	dividends on the Company’s common stock not to exceed an annual rate of $0.40 per share (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction);

(6)	other Restricted Payments in an aggregate amount not to exceed $50.0 million.

Limitation on restrictions on distributions from restricted subsidiaries

The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (A) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (B) to make any loans or advances to the Company or a Restricted Subsidiary or (C) to transfer any of its property or assets to the Company or a Restricted Subsidiary, except:

(1)	any encumbrance or restriction in an agreement in effect on the Issue Date (including, without limitation, the Credit Agreement);

(2)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or became a Restricted Subsidiary of the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(3)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

(4)	any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(5)	in the case of clause (C) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(6)	any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(7)	any encumbrance or restriction in any agreement or instrument in the Existing Receivables Facility and in connection with a Qualified Receivables Transaction; and

(8)	any encumbrances or restrictions imposed by any amendments, restatements, modifications, renewals or refinancings (regardless of whether the principal amount of underlying Indebtedness is increased or decreased) of the contracts, instruments or obligations referred to in clauses (1) through (6) above; provided that such amendments or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitation on sales of assets and subsidiary stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition in good faith by an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, or the Board of Directors if the Asset Disposition exceeds $50.0 million, which determination shall be conclusive evidence of compliance with this provision), of the equity and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

(A)	to prepay, repay, redeem or purchase Secured Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;

(B)	to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in a Permitted Business within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or

(C)	to make an offer to the Holders of the Notes (and to holders of other Pari Passu Indebtedness of the Company designated by the Company) to purchase Notes (and such other Pari Passu Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture, as set forth below.

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of this covenant, any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and Subordinated Obligations) that are assumed by the transferee of any such Asset Disposition pursuant to (1) a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or (2) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or cost in respect of such assumed liability, shall be deemed to be cash or cash equivalents.

(b) The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Company shall make such offer to purchase Notes (an “Offer”) on or before the 366th day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, and shall purchase Notes tendered pursuant to an Offer by the Company for the Notes (and such other Pari Passu Indebtedness of the Company) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (including additional interest, if any) (or, in respect of such other Pari Passu Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on affiliate transactions

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof:

(1)	are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)	if such Affiliate Transaction involves an amount in excess of $25.0 million, are set forth in writing and have been approved by the Board of Directors, including a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

(3)	if such Affiliate Transaction involves an amount in excess of $75.0 million, have been determined by a nationally recognized investment banking firm or other qualified independent appraiser to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b) The provisions of the foregoing paragraph (a) shall not prohibit:

(1)	any sale of hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, on market terms and in the ordinary course of business, so long as the terms of any such transaction (or the arrangement or framework for establishing such terms) are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

(2)	the sale to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, and the sale to an Affiliate of the Company of Indebtedness (including Disqualified Stock) of the Company in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;

(3)	transactions contemplated by any employment agreement or other compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(4)	the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or any Restricted Subsidiary;

(5)	transactions between or among the Company and its Restricted Subsidiaries;

(6)	Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Limitation on restricted payments”;

(7)	sales, contributions, conveyances and other transfers of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary or any other similar transactions in connection with any Qualified Receivables Transaction; and

(8)	agreements between the Company and its Restricted Subsidiaries and CNX Gas that are disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2009; and

(9)	loans or advances to employees in the ordinary course of business and approved by the Company’s Board of Directors in an aggregate principal amount not to exceed $7.5 million outstanding at any one time.

Limitation on liens

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1)	in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/ Leaseback Transaction if:

(1)	the Company or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on indebtedness” and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on liens”;

(2)	the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value of the asset that is the subject of such Sale/Leaseback Transaction; and

(3)	the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under “—Limitation on sales of assets and subsidiary stock.”

Merger and consolidation

The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

(1)

(A) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America, any

State thereof or the District of Columbia and (B) the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, all the obligations of the Company under the Notes, the Indenture and the registration rights agreement;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, the Company or the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on indebtedness”; and

(4)	the Company shall have complied with certain additional conditions set forth in the Indenture;

provided, however, that clause (3) shall not be applicable to any such transaction solely between the Company and any Restricted Subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitute all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or a Subsidiary Guarantor) unless:

(1)	the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Guarantee Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and the registration rights agreement;

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Company shall have complied with certain additional conditions contained in the Indenture.

The provisions of clauses (1) and (2) above shall not apply to any one or more transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under “—Limitation on sales of assets and subsidiary stock” above.

SEC reports

Whether or not required by the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations for a company that is subject to Section 13(a) or 15(d) of the Exchange Act:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that any such above information or reports filed with the EDGAR system of the SEC (or successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Notes.

The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company’s Unrestricted Subsidiaries.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

The Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, the Company and the Subsidiary Guarantors will furnish to Holders of Notes and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Future subsidiary guarantors

If, after the Issue Date, (a) the Company or any Restricted Subsidiary shall acquire or create another domestic wholly owned Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary that is a domestic wholly owned Subsidiary (other than CNX Gas and its Subsidiaries) is redesignated a Restricted Subsidiary or (c) any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) guarantees any Indebtedness of the Company then, in each such case, the Company shall, within 30 days following such event, cause such Restricted Subsidiary to:

(1)	execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)	deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Defaults

An Event of Default is defined in the Indenture as:

(1)	a default in the payment of interest or additional interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Company to comply with its obligations under “—Certain covenants—Merger and consolidation” above;

(4)	the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under “—Change of control” (other than a failure to purchase Notes), “—Limitation on indebtedness,” “—Limitation on restricted payments,” “—Limitation on restrictions on distributions from restricted subsidiaries,” “—Limitation on sales of assets and subsidiary stock” (other than a failure to purchase Notes), “—Limitation on affiliate transactions,” “—Limitation on liens,” “—Limitation on Sale and Leaseback Transactions” or “Future subsidiary guarantors”;

(5)	the failure by the Company to comply for 60 days after notice with its other agreements contained in such Indenture;

(6)	Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the maturity of such Indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of all such Indebtedness unpaid or accelerated exceeds $75.0 million (the “cross acceleration provision”);

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(8)	any judgment or decree for the payment of money in an uninsured or unindemnified amount in excess of $75.0 million or its foreign currency equivalent at the time is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived, bonded or stayed within ten days after notice (the “judgment default provision”); or

(9)	any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture and the Subsidiary Guarantee) (the “guarantee default provision”).

However, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have furnished to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture may be amended with respect to any series of Notes with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or change the Stated Maturity of any Note;

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “ —Optional redemption”;

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8)	make the Notes or the Subsidiary Guarantees subordinated in right of payment to any other obligation; or

(9)	make any change in any Subsidiary Guarantee that could adversely affect such Holder.

Without the consent of any Holder of the Notes, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation of the obligations of the Company or the Subsidiary Guarantors under the Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163 (f)(2)(B) of the Code);

(4)	add guarantees with respect to the Notes (including any Subsidiary Guarantee);

(5)	secure the Notes;

(6)	add to the covenants of the Company for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(7)	make any change that does not adversely affect the rights of any Holder of the Notes;

(8)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

(9)	conform the Indenture to this “Description of the notes.”

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Company is required to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under “—Change of control” and under the covenants described under “—Certain covenants” (other than the covenant described under “—Merger and consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the guarantee default provision described under “—Defaults” above and the limitations contained in clause (3) under the first paragraph of “—Certain covenants—Merger and consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Defaults” above or because of the failure of the Company to comply with clause (3) under the first paragraph of “—Certain covenants—Merger and consolidation” above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

The Bank of Nova Scotia Trust Company of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Governing law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“2012 Notes” means the $250.0 million aggregate principal amount of the Company’s 7.875% Notes due 2012 outstanding on the Issue Date.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)	Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(a) the sum of:

(1)	discounted future net revenue from proved crude oil and natural gas reserves of the Company and the Subsidiary Guarantors calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve reports prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved crude oil and natural gas reserves of the Company and the Subsidiary Guarantors attributable to acquisitions consummated since the date of such year-end reserve report, and (B) estimated crude oil and natural gas reserves of the Company and the Subsidiary Guarantors attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report which would, in the case of determinations made pursuant to clauses (A) and (B), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to (C) estimated proved crude oil and natural gas reserves of the Company and the Subsidiary Guarantors reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated crude oil and natural gas reserves of the Company and the Subsidiary Guarantors reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

(2)	the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(3)	the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements of other tangible assets of the Company and the Subsidiary Guarantors (including coal assets but excluding crude oil and natural gas properties) as of a date no earlier than the date of the Company’s latest audited financial statements; minus

(b)	to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

(1)	non-controlling interests;

(2)	any coal or natural gas balancing liabilities of the Company and the Subsidiary Guarantors reflected in the Company’s latest audited financial statements; and

(3)	the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties.

Notwithstanding the foregoing, for the purposes of calculating ACNTA for clause (b)(2) of the covenant described under “—Limitation on indebtedness,” (1) all references to the “Company” shall be deemed to refer to the borrower (such entity, the “Subsidiary Borrower”) under such Credit Facility permitted by clause (b)(2) and all references to the “Subsidiary Guarantors” shall be deemed to be references to the subsidiaries of the Subsidiary Borrower that are Restricted Subsidiaries and (2) all references to the Company’s financial statements in clauses (a)(2), (a)(3) and (b)(2) above and to the Company’s reserve reports in clause (b)(3) above shall be deemed to be a reference to the Subsidiary Borrower’s financial statements and reserve reports, respectively, each calculated on a consolidated basis with each subsidiary of the Subsidiary Borrower that is a Restricted Subsidiary.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under “—Certain covenants—Limitation on restricted payments,” “—Limitation on affiliate transactions” and “—Limitation on sales of assets and subsidiary stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note and

(2)	the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on April 1, 2014, in the case of the 2017 Notes, and on April 1, 2015, in the case of the 2020 Notes (each such redemption price being described under “ Optional redemption”), plus (ii) all required interest payments due on such Note through April 1, 2014 in the case of the 2017 Notes and through April 1, 2015 in the case of the 2020 Notes (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Note.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(4)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

(5)

for purposes of the covenant described under “—Certain covenants—Limitation on sales of assets and subsidiary stock” only, a disposition that constitutes a Restricted Payment permitted by the covenant described under “—Limitation on restricted payments,” a disposition of all or substantially all the assets of the Company in compliance with “—Merger and consolidation” or a disposition that constitutes a Change of Control pursuant to clause (4) of the definition thereof;

(6)	the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business;

(7)	the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas property owned or held by the Company or such Restricted Subsidiary for any crude oil and natural gas property owned or held by another Person;

(8)	the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment;

(9)	a sale, contribution, conveyance or other transfer of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Subsidiary in a Qualified Receivables Transaction; and

(10)	a single transaction or series of related transactions that involve the disposition of assets with a fair market value of less than $10.0 million.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

(1)	the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Board of Directors” means the Board of Directors of the Company or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday (as defined in the Indenture).

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“CNX Gas” means CNX Gas Corporation, a Delaware corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of

(x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to

(y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which would properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date, after eliminating:

(1)	all intercompany items between the Company and any Restricted Subsidiary; and

(2)	all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1)	interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

(2)	capitalized interest;

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	net costs (including amortization of fees and up-front payments) associated with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being net payees as to future payouts under such caps or options, and interest rate and currency swaps and forwards for which the Company or any of its Restricted Subsidiaries has paid a premium;

(6)	dividends (excluding dividends paid in shares of Capital Stock which is not Disqualified Stock) in respect of all Disqualified Stock held by Persons other than the Company or a Wholly Owned Subsidiary; and interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon);

provided, however, “Consolidated Interest Expense” shall not include any (x) amortization of costs relating to original debt issuances other than the amortization of debt discount related to the issuance of zero coupon securities or other securities with an original issue price of not more than 90% of the principal thereof and (y) Consolidated Interest Expense with respect to any Indebtedness Incurred pursuant to clause (b) (8) of the covenant described under “—Certain covenants—Limitation on indebtedness.”

“Consolidated Net Income” means, for any period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)	subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(B)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)	any net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A)	subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)	any gain or loss realized upon the sale or other disposition of any assets of the Company or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	extraordinary gains or losses;

(5)	any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries; and

(6)	the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under “—Certain covenants— Limitation on restricted payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“Consolidated Net Tangible Assets,” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting there from Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)	non-controlling interests in Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2)	excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

(3)	any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)	unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)	treasury stock;

(6)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)	Investments in and assets of Unrestricted Subsidiaries.

“Credit Agreement” means the Amended and Restated Credit Agreement among CONSOL Energy Inc., as Borrower, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association and Citicorp North America, Inc., as Co-Administrative Agents and certain other financial institutions, dated June 27, 2007, as amended, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), 91 days after the Stated Maturity of the Notes.

Notwithstanding the preceding sentence:

(1)	any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock so long as the right to have such Capital Stock repurchased up a change of control or asset sale are no more favorable to the holders thereof than the requirements set forth herein under “—Change of Control” and “—Limitation on sales of assets and subsidiary stock;”

(2)	any Capital Stock issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and

(3)	any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Company, any of its Subsidiaries or any Parent in each case upon the termination of employment or death of such person pursuant to any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“EBITDA” for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus, to the extent deducted in calculating such Consolidated Net Income:

(1)	provision for taxes based on income or profits;

(2)	depletion and depreciation expense;

(3)	amortization expense;

(4)	exploration expense (if applicable to the Company after the Issue Date); and

(5)	all other non-cash charges, including non-cash charges taken pursuant to the “Derivatives and Hedging” topic of the FASC (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Company determines in good faith are nonrecurring or represents a write-off, write-down or reserve with respect to a current asset), minus all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it (x) will result in the receipt of cash payments in any future period or (y) represents the reversal of any accrual, or cash reserve for, anticipated cash expenditures in any prior period where such accrual or reserve is no longer required).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depletion, depreciation, amortization and exploration and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Guarantee” means each Guarantee of the obligations with respect to the Exchange Notes issued by a Person.

“Exchange Note” means the senior debt securities to be issued by the Company pursuant to the Registration Rights Agreement.

“Existing Receivables Financing” means the receivables financing and related transactions in connection with (i) that certain Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2007, by and among the Company, CNX Funding Corporation and the other parties from time to time party thereto, and (ii) that certain Purchase and Sale Agreement, dated as of April 30, 2003, by and among CNX Funding Corporation, the Company and the other parties from time to time party thereto, in each case as amended, restated, renewed supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government

Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture pursuant to which a Subsidiary Guarantor or any other Person becomes subject to the applicable terms and conditions of the Indenture.

“Hedging Contract” means any purchase or hedging agreement or arrangement related to the purchase of coal, oil and gas or other commodity used in the ordinary course of business, in each case, that is designed to provide protection against coal, oil and gas or other commodity price fluctuations.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Contract, Interest Rate Agreement or Currency Agreement.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(6)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the contingency giving rise to the obligation were to have occurred on such date, of any Guarantees outstanding at such date.

None of the following shall constitute Indebtedness:

(1)	indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from guarantees securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than guarantees or similar credit support by the Company or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(2)	any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property;

(3)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(4)	amounts due in the ordinary course of business to other royalty and working interest owners;

(5)	obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business;

(6)	obligations (other than express Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business;

(7)	obligations in respect of performance bonds provided by the Company or its Subsidiaries in the ordinary course of business and refinancing thereof;

(8)	obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however that such obligation is extinguished within two Business Days of its Incurrence;

(9)	obligations in respect of any obligations under workers’ compensation laws and similar legislation;

(10)	any obligation in respect of any Hedging Contract; and

(11)	any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the “Derivatives and Hedging” topic of the FASC).

“Interest Rate Agreement” means any non-speculative interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or joint interest partners or drilling partnerships sponsored by the Company or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary, or any Restricted Subsidiary issues any Capital Stock, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Capital Stock of and all other Investments in such Restricted Subsidiary retained.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Limitation on restricted payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the Incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

(1)	any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(2)	any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under “—Limitation on sales of assets and subsidiary stock.”

“Moody’s” means Moody’s Investor’s Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)	all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Present Value” means, with respect to any proved hydrocarbon reserves, the discounted future net cash flows associated with such reserves, determined in accordance with the rules and regulations (including interpretations thereof) of the SEC in effect on the Issue Date.

“Net Working Capital” means:

(1)	all current assets of the Company and its Restricted Subsidiaries; minus

(2)	all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

in each case, determined in accordance with GAAP.

“Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Subsidiary Guarantor incurred in connection with the acquisition by the Company or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in a Permitted Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations) with respect to which:

(1)	the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

(2)	no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Officer” means the Chairman of the Board, the President, any Vice Chairman of the Board, Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Oil and Gas Liens” means:

(1)	Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

(2)	Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

(3)	Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, joint operating agreements or similar agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the oil and gas business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and

(4)	Liens on pipelines or pipeline facilities that arise by operation of law.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Subsidiary Guarantees, as applicable.

“Permitted Business” means the business conducted by the Company and its Subsidiaries on the Issue Date, any business that is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Issue Date and any business of a nature that is or shall have become (i) related to the extraction, processing, storage, distribution or use of fuels or minerals, including, without limitation, coal gasification, coal liquefaction, natural gas, liquefied natural gas, coalbed or coal mine methane gas and bitumen from tar sands, as well as the production electricity or other sources of power, such as coal- or natural gas-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities or (ii) customary in the coal production industry.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(3)	Temporary Cash Investments;

(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under “—Limitation on sales of assets and subsidiary stock”;

(9)	Investments made pursuant to Hedging Obligations of the Company and the Restricted Subsidiaries;

(10)	Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness;

(11)	in connection with the management of employee benefit trust funds of any Loan Party, Investment of such employee benefit trust funds in Investments of a type generally and customarily used in the management of employee benefit trust funds; and

(12)	other Investments (including Investments in joint ventures) in an aggregate amount not to exceed the greater of (x) $250.0 million and (y) 5% of Consolidated Net Tangible Assets, in each case, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets of (x) the Company and the Subsidiary Guarantors securing Credit Facilities incurred pursuant to clause (b)(1) under “— Limitation on indebtedness”, (y) the Company and the Subsidiary Guarantors required under Section 4.05 of the indenture for the 2012 Notes (as in effect on the Issue Date) and (z) Restricted Subsidiaries that are not Subsidiary Guarantors securing Credit Facilities incurred pursuant to clause (b)(2) under “— Limitation on indebtedness”;

(2)	Liens existing as of the Issue Date;

(3)	Liens securing the Notes, any Subsidiary Guarantee and other obligations arising under the Indenture;

(4)	any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries;

(5)	any Lien existing on any property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries;

(6)	any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (i) easements, rights of way and similar encumbrances, (ii) rights or title of lessors under leases (other than Capital Lease Obligations), (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (iv) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (v) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (vi) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business));

(7)	Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(8)	Liens incurred to secure appeal bonds and judgment and attachment Liens not constituting a Default, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP as in effect at such time;

(9)	Liens securing Hedging Obligations of the Company and its Restricted Subsidiaries;

(10)	Liens securing Non-recourse Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (6) of the covenant described under “—Limitation on indebtedness”; provided that such Liens attach only to the property acquired with the proceeds of such purchase money Indebtedness or the property which is the subject of such Capital Lease Obligations;

(11)

Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in a Permitted Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness; and (ii) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(12)	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted by the provisions of the Indenture described under “—Certain covenants—Limitation on restricted payments”;

(13)	Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancing thereof;

(14)	Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5) and (11) above; provided, however, that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)	Liens in favor of the Company or a Restricted Subsidiary;

(16)	claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or real property or other legal process prior to adjudication of a dispute on the merits, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed, (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (C) the payment of which is covered in full (subject to customary deductible) by insurance;

(17)	precautionary filings under the UCC by a lessor with respect to personal property leased to such Person;

(18)	Liens on the equity interests or assets of Unrestricted Subsidiaries or any Person who is not a Subsidiary of the Company;

(19)	Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction; and

(20)	other Liens not otherwise permitted hereunder with respect to Indebtedness that does not in the aggregate exceed at any one time outstanding the greater of (x) $100.0 million and (y) 2% of Consolidated Net Tangible Assets at the time of Incurrence of any Indebtedness secured by a Lien permitted by this clause (20).

“Permitted Marketing Obligations” means Indebtedness of the Company or any Restricted Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligation, of the Company or any Restricted Subsidiary by any other Restricted Subsidiary, as applicable, related to the purchase by the Company or any Restricted Subsidiary of hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell; provided, however, that in the event that such Indebtedness or obligations are guaranteed by the Company or any Restricted Subsidiary, then either:

(1)	the Person with which the Company or such Restricted Subsidiary has contracts to sell has an investment grade credit rating from S&P or Moody’s, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an investment grade credit rating from S&P or Moody’s; or

(2)	such Person posts, or has posted for it, a letter of credit in favor of the Company or such Restricted Subsidiary with respect to all such Person’s obligations to the Company or such Restricted Subsidiary under such contracts.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

The term “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Qualified Receivables Transaction” means the Existing Receivables Financing and any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary in which the Company or any Restricted Subsidiary may sell, contribute, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any Restricted Subsidiary, and any related assets, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Receivable” means any indebtedness and other payment obligations owed to the Company, any Restricted Subsidiary or any Receivables Subsidiary, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each case arising in connection with (a) the sale of goods or the rendering of service or (b) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

“Receivables Subsidiary” means a wholly owned Subsidiary of the Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with the Company or a Restricted Subsidiary in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers Receivables) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Company’s Board of Directors (as provided below) as a Receivables Subsidiary and

(1)	no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants, indemnities and performance guarantees customarily entered into in connection with accounts receivables financings),

(b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings or

(c) subjects any property or asset of the Company or of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings;

(2)	with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)	with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Receivables Subsidiary’s financial condition (other than customary requirements for the maintenance of a minimum net worth) or cause such Receivables Subsidiary to achieve certain levels of operating results.

Notwithstanding the foregoing, CNX Funding Corporation shall be deemed to be a Receivables Subsidiary under the Existing Receivables Financing. Any designation of a Receivables Subsidiary by the Company’s Board of Directors after the Closing Date shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

(4)	if the refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the refinanced Indebtedness; and

(5)	if the Indebtedness being Refinanced is Non-recourse Purchase Money Indebtedness, such Refinancing Indebtedness satisfies clauses (1) and (2) of the definition of “Non-recourse Purchase Money Indebtedness”; provided further, however, that Refinancing Indebtedness shall not include

(x)	Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or

(y)	Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than

(x)	dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock),

(y)	dividends or distributions payable solely to the Company or a Restricted Subsidiary, and

(z)	pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Company, Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person;

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stock Offering” means a primary offering, whether public or private, of shares of common stock of the Company.

“Subordinated Obligation” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Company, the Notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Notes pursuant to the terms of the Indenture.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized credit rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (1), (2), (3), (4) and (5) hereof; repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(3)	investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(4)	investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(5)	investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any investment therein is made of “A3” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer); and

(6)	obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government;

(7)	obligations of United States government-sponsored enterprises, federal agencies, and federal financing banks that are not otherwise authorized including, but not limited to, (i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association and (ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority;

(8)	debt obligations (other than commercial paper obligations) of domestic or foreign corporations;

(9)	preferred stock obligations with a floating rate dividend that is reset periodically at auction;

(10)	investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase, provided the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and

(11)	Investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the above type and criteria for investments otherwise set forth in this definition of Permitted Investments, provided that investments described in clauses (7) through (12) above are restricted to obligations rated no lower than A-3 or P-1 by Moody’s or A- or A-1 by S&P.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2014 with respect to the 2017 Notes and April 1, 2015 with respect to the 2020 Notes, as applicable; provided, however, that if the period from the redemption date to April 1, 2014 with respect to the 2017 Notes and April 1, 2015 with respect to the 2020 Notes, as applicable, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear Interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2014 with respect to the 2017 Notes and April 1, 2015 with respect to the 2020 Notes, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1)	CNX Funding Corporation;

(2)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain covenants—Limitation on restricted payments.” The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain covenants—Limitation on indebtedness” and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form. See “— Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. CONSOL Energy takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indentures. Under the terms of the Indenture, CONSOL Energy and the applicable Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither CONSOL Energy, the Trustee nor any agent of CONSOL Energy or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised CONSOL Energy that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or CONSOL Energy. Neither CONSOL Energy nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and CONSOL Energy and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised CONSOL Energy that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such

Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither CONSOL Energy nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies CONSOL Energy that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case CONSOL Energy fails to appoint a successor depositary;

(2) CONSOL Energy, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised CONSOL Energy that, in such event, under its current practices, DTC would notify its participants of CONSOL Energy’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

(3) there will have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX CONSEQUENCES CONTAINED OR REFERRED TO IN THIS PROSPECTUS WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (II) SUCH DISCUSSION WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (III) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of the material United States federal income tax consequences relating to the exchange of the original notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the Code, Treasury Regulations, Internal Revenue Services (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following summary, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

This summary only applies to you if you exchange your original notes for exchange notes in the exchange offer. This summary only applies to U.S. Holders that exchange original notes for exchange notes in the exchange offer. This summary is limited to tax consequences to U.S. Holders that are original beneficial owners of the original notes, that purchased original notes at their original issue price for cash and that hold such original notes as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax consequences to subsequent purchasers of the original notes or the exchange notes. This summary also does not discuss the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. In addition, this summary does not describe every aspect of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are subject to special tax rules, including, without limitation, if you are:

•	a bank;

•	a financial institution;

•	a broker or dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	an insurance company;

•	a person whose functional currency is not the U.S. dollar;

•	a tax-exempt organization;

•	an investor in a pass-through entity holding the notes;

•	an S corporation, a partnership or other entity treated as a partnership for tax purposes;

•	a U.S. expatriate;

•	a person holding notes as part of a hedging, conversion or other risk-reduction transaction or a straddle for tax purposes; or

•	a foreign person or entity.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL

AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of an exchange note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of exchange notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of exchange notes that is a partnership and partners in such a partnership should consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the exchange offer and of the holding and disposing of exchange notes.

The exchange of the original notes for the exchange notes in the exchange offer should not constitute a taxable exchange for United States federal income tax purposes, because the exchange notes should not be considered to differ materially in kind or extent from the original notes. As a result, for United States federal income tax purposes (1) you should not recognize any income, gain or loss as a result of exchanging the original notes for the exchange notes; (2) the holding period of the exchange notes should include the holding period of the original notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes should be the same as the adjusted tax basis of the original notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We and the subsidiary guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 2010, dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

Neither we nor the subsidiary guarantors will receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the subsidiary guarantors have agreed to pay all expenses incidental to the exchange offer (including the expenses of one counsel for the holder of the original notes) other than commissions and concessions of any brokers or dealers and certain transfer taxes and will indemnify holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the applicable interpretation of the staff of the SEC;

•	will not be able to tender its original notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

LEGAL MATTERS

Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania, will pass upon the validity of the exchange notes and the guarantees. McGuire Woods LLP will pass upon certain matters related to Virginia law. Wagner, Myers & Sanger, P.C. will pass upon certain matters related to Tennessee law. Thompson Hine LLP will pass upon certain matters related to Ohio law. Steptoe & Johnson PLLC will pass upon certain matters related to West Virginia law.

EXPERTS

CONSOL Energy Inc.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements of CONSOL Energy Inc. and its subsidiaries at December 31, 2009, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement from CONSOL Energy Inc.’s Current Report (Form 8-K) (including the schedule appearing therein), and the effectiveness of CONSOL Energy Inc.’s internal control over financial reporting as of December 31, 2009, incorporated by reference in this Prospectus and Registration Statement from CONSOL Energy Inc.’s Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements incorporated in this Prospectus by reference to CONSOL Energy Inc.’s Current Report on Form 8-K dated September 21, 2010 and the financial statement schedule incorporated by reference to the Annual Report on Form 10-K of CONSOL Energy Inc. for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT CONSULTING FIRMS

The information included and incorporated by reference in this prospectus supplement relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL Energy as of December 31, 2008, 2007, 2006 and 2005 and as of March 31, 2005, is derived from reserve reports prepared or reviewed by Schlumberger Data and Consulting Services. The information included and incorporated by reference in this prospectus supplement relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL Energy, owned through CNX Gas Corporation, a majority owned subsidiary of CONSOL Energy, as of December 31, 2009, is derived from internal estimates, which estimates were audited by Netherland, Sewell & Associates, Inc. This information is included and incorporated by reference in this prospectus in reliance upon these firms as experts in matters contained in the reports.

Dominion E&P Business

INDEPENDENT AUDITORS

The combined financial statements of the Dominion E&P Business as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this prospectus have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes and explanatory paragraph relating to the adoption of new accounting standards), and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEPENDENT CONSULTING FIRMS

Certain information with respect to the oil and natural gas reserves associated with the Dominion E&P Business’ oil and natural gas properties appearing in CONSOL Energy Inc.’s Form 8-K with a report date of March 19, 2010 is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. This information is included or incorporated by reference in this prospectus supplement in reliance upon these firms as experts in matters contained in the reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CONSOL Energy Inc. Our common stock is traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the New York Stock Exchange’s offices at 20 Broad Street, New York, NY 10005. Information about us is also available at www.consolenergy.com. The information on our Internet site is not a part of this prospectus.

We are “incorporating by reference” into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring you to these documents filed with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of this exchange offer will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any filing that we will make with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including such documents filed with the SEC by us after the date of this prospectus and prior to the time we complete the exchange offer (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•

The following Current Reports on Form 8-K filed after December 31, 2009: our Form 8-K filed on March 16, 2010, our 5 Forms 8-K filed on March 22, 2010, our Form 8-K filed on March 26, 2010, our Form 8-K filed on March 31, 2010, our Form 8-K filed on April 2, 2010, our Form 8-K filed on April 6, 2010, our Form 8-K filed on May 6, 2010, our Form 8-K filed on May 7, 2010, our Form 8-K filed on May 13, 2010, our Form 8-K filed on June 1, 2010, our Form 8-K filed on June 21, 2010, and our 2 Forms 8-K filed on September 21, 2010; and

•	The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, as filed on March 19, 2010.

Any statement or information contained in those documents shall be deemed to be modified or superseded to the extent a statement or information included in this prospectus modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any future filings made by us with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of this offering, will also be deemed to be incorporated by reference and to be part of this prospectus from their dates of filing. Other than as expressly stated in this paragraph, none of our reports, proxy statements and other information filed, or that we may file, with the SEC is incorporated by reference herein.

CONSOL ENERGY INC.

Offer to Exchange

$1,500,000,000 aggregate principal amount of 8.00% Senior Notes Due 2017 for

$1,500,000,000 aggregate principal amount of 8.00% Senior Notes Due 2017 that have been registered under the Securities Act of 1933, as amended

AND

Offer to Exchange

$1,250,000,000 aggregate principal amount of 8.25% Senior Notes Due 2020 for

$1,250,000,000 aggregate principal amount of 8.25% Senior Notes Due 2020 that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m.,

New York City time, on             , 2010, unless earlier terminated or extended.

PROSPECTUS

                    , 2010

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                     , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation and amended and by-laws of CONSOL Energy Inc., a Delaware corporation (“CONSOL Energy” or the “Company”), as well as the organizational documents of each of the other registrants.

Delaware Corporations

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

CONSOL Energy Inc.

CONSOL Energy’s By-laws also provide that any present director, officer, employee or agent of CONSOL Energy shall be indemnified by CONSOL Energy as of right to the full extent permitted by the Delaware General Corporation Law against any liability, cost or expense asserted against and incurred by such person by reason of his serving in such capacity. This right to indemnification included the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. In addition, CONSOL has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law. CONSOL maintains policies of directors’ and officers’ liability insurance which insures its directors against the cost of defense, settlement or payment of a judgment under certain circumstances.

CONSOL has also entered into agreements that provide for the indemnification by CONSOL of its directors, their executors, administrators or assigns for damages and expenses in connection with a threatened, pending or completed claim, action, or proceeding, whether brought by or in the right of CONSOL or by a third party or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the director may be or may have been involved as a party or otherwise, by reason of the fact that the director is or was a director or officer of CONSOL, by reason of any actual or alleged error or misstatement or misleading statement or omission made or suffered by the director, by reason of any action taken by or any inaction on the part of the director while acting as such director or officer, or by reason of the fact that the director was serving at the request of CONSOL as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that a director acted in good faith and in a manner, which the director reasonably believed to be in or not opposed to the best interests of CONSOL, and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

CNX Land Resources Inc., CNX Marine Terminals Inc., CONSOL Energy Sales Company, CONSOL Financial Inc., CONSOL of Kentucky Inc., Consolidation Coal Company, Island Creek Coal Company, McElroy Coal Company, MTB Inc., Reserve Coal Properties Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by the laws of Delaware.

CONSOL of Canada, Inc. and Twin Rivers Towing Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses actually and reasonably incurred by such person in connection with the defense of any claim, action, suit or proceedings against such person, except if such person is adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer.

CNX Gas Corporation and CONSOL Gas Company

The organizational documents of this company contain provisions that state that the corporation will provide indemnification, to the maximum permitted by Delaware law, to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses reasonably incurred or suffered by such person in connection therewith.

TECPART Corporation

The organizational documents of this corporation provides that the corporation is obligated to indemnify any director or officer of the corporation, or a person that was serving at the request of the corporation as a director, officer, or employee of another corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CONSOL Energy Holdings LLC VI

The managers and officers of the company are entitled to indemnification to the fullest extent permitted by applicable law. The company will indemnify such persons for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company.

CONSOL of Wyoming LLC

The organizational documents of this corporation provides that managers and officers will not be held liable if their actions were in good faith and in the best interests of the company.

CONSOL Pennsylvania Coal Company, LLC

The organizational documents provide that the company will indemnify member, directors and officers of the company against any liabilities, except where liability resulted from fraud, bad faith, willful misconduct, recklessness, gross negligence, improper personal benefit, and similar causes. The organizational documents also provide for the advancement of expenses when indemnification is provided.

Ohio Corporations

Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or is or was serving at the request of the corporation as a director or officer of another entity, because the person is or was a director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the suit, action or proceeding if (i) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that the director or officer is fairly and reasonably entitled to indemnification for such expenses as the court deems proper, or (b) the only liability asserted against a director in a proceeding relates to the director’s approval of an impermissible dividend, distribution, redemption or loan. The OGCL further provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify the director or officer against expenses actually and reasonably incurred by the director or officer in connection with the action, suit or proceeding.

The OGCL also permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under the OGCL.

Central Ohio Coal Company

The organizational documents also provide that indemnification will be provided to the fullest extent permitted by law.

Ohio Limited Liability Companies

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because he is or was a manager, member or officer of the company or is or was serving at the company’s request as a manager, member, director or officer of any other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the manager, member or officer in connection with the proceeding if the manager, member or officer acted in good faith and in a manner the manager, member or officer reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, the manager, member or officer had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the company, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made in respect of any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager or officer of a limited liability company has been successful on the merits or otherwise in defense of any such action, the limited liability company must indemnify him against expenses actually and reasonably incurred by him in connection with the action.

Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager, member or officer of the company.

CONSOL of Ohio LLC

The organizational documents also provide that managers and officers will not be held liable if their actions were in good faith and in the best interests of the company.

Pennsylvania Corporations

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (“PBCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

Eighty-Four Mining Company, Leatherwood, Inc., Mon River Towing, Inc. and Rochester & Pittsburgh Coal Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Helvetia Coal Company and Keystone Coal Mining Corporation

The organizational documents of the company provide that the company will indemnify each director and officer against all costs, expenses and payments incurred or imposed in connection with any claim, action, suit or proceeding (or settlement) in which such director or officer is involved by reason of his being a director or officer, except when such person is adjudged to have been derelict in the performance of his duty.

Pennsylvania Limited Liability Companies

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CONSOL of Central Pennsylvania, LLC

The organizational documents provide that the company will indemnify and hold harmless the members in the event the member becomes liable for any obligation of the Company and that the managers will not be liable for the debts, liabilities, contract or other obligations of the company.

Pennsylvania Partnerships

Section 8331 of the Pennsylvania Uniform Partnership Act provides that a partnership has the obligation to indemnify each partner in respect of any payments made or liabilities incurred in the ordinary and proper conduct of business of the partnership.

Conrhein Coal Company

The partnership agreement provides that each partner agrees to indemnify and hold harmless the other partner and the partnership in respect of any and all damages, losses, liabilities and expenses which shall arise out of or result from a violation of the limitations of the authority of the partners and any negligent act committed by such partner.

Tennessee Corporations

Part 5 of Chapter 18 of the Tennessee Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 48-18-301(d) and 48-18-403(d) of the Tennessee Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if the director or officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

Coalfield Pipeline Company

The organizational documents of the company provide that, to the fullest extent permitted by the applicable law, the company will indemnify any person who is or was is involved in any manner, in any proceeding by reason of the fact that he or she is or was a director of officer of the company, or was serving at the request of the company as a director, or officer of another corporation, partnership, joint venture, trust, or other enterprise against all expenses and other amounts actually and reasonably incurred by him or her in connection with any such proceeding.

Tennessee Limited Liability Companies

Section 48-243-101 of the Tennessee Limited Liability Company Act authorizes a court to award, or a limited liability company to grant, indemnity to a governor, member, manager, partner, trustee, employee, independent contractor or agent of the company under certain circumstances and subject to certain limitations.

Sections 48-240-102(e) and 48-241-111(d) of the Tennessee Limited Liability Company Act provide that a member or manager shall not be liable for any action taken as a member or manager or any failure to take any action if the member or manager performed the duties of the position (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the member or manager reasonably believes to be in the best interest of the LLC.

Knox Energy LLC

The organizational documents of the company provide that the company will indemnify its managers, employees and other agents who are not managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by members owning a majority interest in the company.

Virginia Corporations

Sections 13.1-697-699 and 701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith.

Unless limited by a corporation’s certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s certificate of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

AMVEST Coal Sales, Inc. and AMVEST Oil & Gas, Inc.

The organizational documents provide that the directors and officers of the corporation will be indemnified against all liabilities asserted against such persons by reason of having been a director or officer, whether or not then currently a director or officer, and against all expenses reasonably incurred in connection therewith, except to the extent such person has been adjudged to be liable by reason of gross negligence or willful misconduct in performance of his duty as director or officer.

AMVEST Corporation

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses actually and reasonably incurred by such person in connection with the defense of any claim, action, suit or proceedings against such person, except if such person is adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer.

AMVEST Gas Resources, Inc., AMVEST Mineral Services, Inc., Nicholas-Clay Land & Mineral, Inc. and Wolfpen Knob Development Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Laurel Run Mining Company

The organizational documents of this corporation provide that the corporation will indemnify any director or officer against any liability incurred in connection with a proceeding if (1) he believed that his conduct was in the best interests of the corporation and, in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful and (ii) he was not guilty of gross negligence or willful misconduct; provided that no indemnification will be provided when such person is charged with improper benefit to himself.

Peters Creek Mineral Services, Inc.

The organizational documents of this company do not contain any indemnification provisions.

Virginia limited liability companies

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

AMVEST Coal & Rail, L.L.C., AMVEST Minerals Company, L.L.C., Glamorgan Coal Company, L.L.C. and TEAGLE Company, L.L.C.

The organizational documents provide that the members, managers and officer of the company are entitled to indemnification to the same extent as officers and directors are entitled to indemnification in accordance with corporate law.

CNX Gas Company LLC

The organizational documents of the company provide that the company will indemnify and hold harmless the member in the event the member (a) becomes liable for any debt liability, contract or other obligation of the company, or (b) is directly or indirectly required to make any payments with respect thereto.

Virginia Partnership

Under the Virginia Partnership Act, a partnership is obligated to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

Cardinal States Gathering Company

The partnership agreement provides that each partner will indemnify and hold harmless the other partners and their affiliates, directors, officers, employees and agents and the partnership from and against all claims, loss, damage, demands, liabilities, obligations or rights of action, arising as a result of: (a) breach of the partnership agreement; (b) intentional misrepresentation; (c) anything done or omitted to be done through the gross negligence or willful misconduct of the indemnifying partner or its officers, directors, employees, agents; (d) any action by the indemnifying partner or any of its officers, directors, employees or agents whose services have not been specifically contracted for by the partnership; and (e) any claims brought by third parties against the other partners as a result of any activity engaged in by the indemnifying partner outside the business purpose of the partnership.

West Virginia Corporations

The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

Braxton-Clay Land & Mineral, Inc., Southern Ohio Coal Company, Terra Firma Company and Vaughn Railroad Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Windsor Coal Company

The organizational documents of this company do not contain any indemnification provisions.

West Virginia Limited Liability Companies

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

AMVEST West Virginia Coal, L.L.C., Fola Coal Company, L.L.C., Little Eagle Coal Company, L.L.C. and Terry Eagle Coal Company, L.L.C.

The organizational documents provide that the members, managers and officer of the company are entitled to indemnification to the same extent as officers and directors are entitled to indemnification in accordance with corporate law.

CONSOL of WV, LLC

The organizational documents of this company do not contain any indemnification provisions.

West Virginia Limited Partnerships

The West Virginia Uniform Limited Partnership Act does not prohibit the indemnification of its partners and states that the general partner shall have the same powers and liabilities of a partner under a general partnership. Under the West Virginia Uniform Partnership Act, a partnership has the obligation to indemnify each partner in respect of any payments made or liabilities incurred in the ordinary course of business of the partnership.

Terry Eagle Limited Partnership

The partnership agreement provides that each partner will indemnify the other partners against any damage, liability, loss or cost arising from any failure of that partner to perform or observe any term or agreement to be performed or observed by that party.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL ENERGY INC.

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of CONSOL Energy Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

/S/ JOHN L. WHITMIRE John L. Whitmire	Vice Chairman

/S/ PATRICIA A. HAMMICK Patricia A. Hammick	Director

/S/ JAMES E. ALTMEYER, SR. James E. Altmeyer, Sr.	Director

/S/ PHILIP W. BAXTER Philip W. Baxter	Director

/S/ WILLIAM E. DAVIS William E. Davis	Director

Signature	Title

/S/ WILLIAM P. POWELL William P. Powell	Director

/S/ JOSEPH T. WILLIAMS Joseph T. Williams	Director

/S/ RAJ K. GUPTA Raj K. Gupta	Director

/S/ DAVID C. HARDESTY David C. Hardesty	Director

/S/ JOHN T. MILLS John T. Mills	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST Coal & Rail, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of AMVEST Coal & Rail, L.L.C., a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ P. JEROME RICHEY P. Jerome Richey	Manager

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST Coal Sales, Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of AMVEST Coal Sales, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST Corporation

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of AMVEST Corporation, a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ ROBERT P. KING Robert P. King	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST Gas Resources, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of AMVEST Gas Resources, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST Mineral Services, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of AMVEST Mineral Services, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ BART J. HYITA Bart J. Hyita	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST Minerals Company, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of AMVEST Minerals Company, L.L.C., a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ BART J. HYITA Bart J. Hyita	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST Oil & Gas, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of AMVEST Oil & Gas, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

AMVEST West Virginia Coal, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President

POWER OF ATTORNEY

Each of the undersigned managers and officers of AMVEST West Virginia Coal, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ BART J. HYITA Bart J. Hyita	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Braxton-Clay Land & Mineral, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Braxton-Clay Land & Mineral, Inc., a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Central Ohio Coal Company

By:	/S/ ROBERT P. KING
Robert P. King
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Central Ohio Coal Company, an Ohio corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CNX Land Resources Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of CNX Land Resources Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CNX Marine Terminals Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of CNX Marine Terminals Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Conrhein Coal Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director of MTB Inc., Partner of Conrhein Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director of Consolidation Coal Company, Partner of Conrhein Coal Company

POWER OF ATTORNEY

Each of the undersigned directors and officers, as indicated below, of the partners of Conrhein Coal Company, a Pennsylvania general partnership, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said general partnership to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director of MTB, Inc., Partner of Conrhein Coal Company (Principal Executive Officer)

/S/ BART J. HYITA Bart J. Hyita	Director of MTB, Inc., Partner of Conrhein Coal Company

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director of MTB, Inc., Partner of Conrhein Coal Company

/S/ BART J. HYITA Bart J. Hyita	President and Director of Consolidation Coal Company, Partner of Conrhein Coal Company (Principal Executive Officer)

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ WILLIAM J. LYONS William J. Lyons	Director of Consolidation Coal Company, Partner of Conrhein Coal Company (Principal Financial and Accounting Officer)

/S/ P. JEROME RICHEY P. Jerome Richey	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ ROBERT P. KING Robert P. King	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL Energy Sales Company

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of CONSOL Energy Sales Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ ROBERT P. KING Robert P. King	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL Financial Inc.

By:	/S/ DONALD J. BROMLEY
Donald J. Bromley
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of CONSOL Financial Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ DONALD J. BROMLEY Donald J. Bromley	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ JAMES A. BROCK James A. Brock	Director

/S/ CHRIS JONES Chris Jones	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL of Canada Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of CONSOL of Canada Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL of Central Pennsylvania LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of CONSOL of Central Pennsylvania LLC, a Pennsylvania limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ ROBERT P. KING Robert P. King	Manager

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL of Kentucky Inc.

By:	/S/ BART J. HYITA
Bart J. Hyita President

POWER OF ATTORNEY

Each of the undersigned directors and officers of CONSOL of Kentucky Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL of Ohio LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President, Chief Executive Officer and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of CONSOL of Ohio LLC, an Ohio limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL of WV LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of CONSOL of WV LLC, a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL of Wyoming LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President, Chief Executive Officer and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of CONSOL of Wyoming LLC, a Delaware limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL Pennsylvania Coal Company LLC

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of CONSOL Pennsylvania Coal Company LLC, a Delaware limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ P. JEROME RICHEY P. Jerome Richey	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Consolidation Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Consolidation Coal Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ ROBERT P. KING Robert P. King	Director

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Eighty-Four Mining Company

By:	/S/ ALBERT A. ALOIA
Albert A. Aloia
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Eighty-Four Mining Company, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ALBERT A. ALOIA Albert A. Aloia	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Fola Coal Company, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President

POWER OF ATTORNEY

Each of the undersigned managers and officers of Fola Coal Company, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Glamorgan Coal Company, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of Glamorgan Coal Company, L.L.C., a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Helvetia Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Helvetia Coal Company, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Island Creek Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Island Creek Coal Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Keystone Coal Mining Corporation

By:	/S/ BART J. HYITA
Bart J. Hyita
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Keystone Coal Mining Corporation, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Laurel Run Mining Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Laurel Run Mining Company, a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Leatherwood, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Leatherwood, Inc., a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ RANDALL M. ALBERT Randall M. Albert	Director

SIGNATURES

Pursuant to the requirements of the Securities Act or 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Little Eagle Coal Company, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President

POWER OF ATTORNEY

Each of the undersigned managers and officers of Little Eagle Coal Company, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

McElroy Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of McElroy Coal Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Mon River Towing, Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Mon River Towing, Inc., a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

MTB Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of MTB Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Nicholas-Clay Land & Mineral, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Nicholas-Clay Land & Mineral, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended,, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Peters Creek Mineral Services, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Peters Creek Mineral Services, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Reserve Coal Properties Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Reserve Coal Properties Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Rochester & Pittsburgh Coal Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Rochester & Pittsburgh Coal Company, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Southern Ohio Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Southern Ohio Coal Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

TEAGLE Company, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of TEAGLE Company, L.L.C., a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

TECPART Corporation

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of TECPART Corporation, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Terra Firma Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Terra Firma Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Terry Eagle Coal Company, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of Terry Eagle Coal Company, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Terry Eagle Limited Partnership

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partnership

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director of TECPART Corporation, General Partner of Terry Eagle Limited Partnership

POWER OF ATTORNEY

Each of the undersigned managers, officers and directors, as indicated below, of the general partners of Terry Eagle Limited Partnership, a West Virginia limited partnership, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers, officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said limited partnership to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner; (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner

/S/ ROBERT P. KING Robert P. King	Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

/S/ BART J. HYITA Bart J. Hyita	President and Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Twin Rivers Towing Company

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Twin Rivers Towing Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Vaughan Railroad Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Vaughan Railroad Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Windsor Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Windsor Coal Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amdned, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Wolfpen Knob Development Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wolfpen Knob Development Company, a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Cardinal States Gathering Company

By:	/S/ NICHOLAS J. DEIULIIS
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
Chief Executive Officer and Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

POWER OF ATTORNEY

Each of the undersigned directors, managers and officers, as indicated below, of the partners of Cardinal States Gathering Company, a Virginia general partnership, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said general partnership to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	President, Chief Executive Officer and Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

Signature	Title

/S/ RANDALL M. ALBERT Randall M. Albert	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

/S/ J. BRETT HARVEY J. Brett Harvey	Chief Executive Officer and Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company (Principal Executive Officer)

/S/ P. JEROME RICHEY P. Jerome Richey	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

/S/ J. MICHAEL ONIFER J. Michael Onifer	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

/S/ RANDALL M. ALBERT Randall M. Albert	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CNX Gas Company LLC

By:	/S/ NICHOLAS J. DEIULIIS
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager

POWER OF ATTORNEY

Each of the undersigned managers and officers of CNX Gas Company LLC, a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Manager

/S/ RANDALL M. ALBERT Randall M. Albert	Manager

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CNX Gas Corporation

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of CNX Gas Corporation, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	Chief Executive Officer and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ P JEROME RICHEY P Jerome Richey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. MICHAEL ONIFER J. Michael Onifer	Director

/S/ RANDALL M. ALBERT Randall M. Albert	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Coalfield Pipeline Company

By:	/S/ RANDALL M. ALBERT
Randall M. Albert
President and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Coalfield Pipeline Company, a Tennessee corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ RANDALL M. ALBERT Randall M. Albert	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

Knox Energy, LLC

By:	/S/ NICHOLAS J. DEIULIIS
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

POWER OF ATTORNEY

Each of the undersigned managers and officers of the sole member of Knox Energy, LLC, a Tennessee limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	President, Chief Executive Officer and Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer of CNX Gas Company LLC, the sole member of Knox Energy, LLC (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

/S/ RANDALL M. ALBERT Randall M. Albert	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

MOB Corporation

By:	/S/ STEPHEN M. KENNEY
Stephen M. Kenney
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of MOB Corporation, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ STEPHEN M. KENNEY Stephen M. Kenney	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

/S/ M. CHARLES HARDOBY M. Charles Hardoby	Director

/S/ ROBERT M. BELESKY Robert M. Belesky	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL Gas Company

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of CONSOL Gas Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	President and Chief Executive Officer (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 21, 2010.

CONSOL Energy Holdings LLC VI

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
President, Chief Executive Officer and Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

POWER OF ATTORNEY

Each of the undersigned directors and officers of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI, a Delaware limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said company to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 21, 2010 by the following persons in the capacities indicated:

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	President, Chief Executive Officer and Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI (Principal Financial and Accounting Officer)

/S/ JOHN WHITMIRE John Whitmire	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ JAMES E. ALTMEYER, SR. James E. Altmeyer, Sr.	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ WILLIAM E. DAVIS William E. Davis	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ RAJ K. GUPTA Raj K. Gupta	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ PATRICIA A. HAMMICK Patricia A. Hammick	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ DAVID C. HARDESTY, JR. David C. Hardesty, Jr.	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ JOHN T. MILLS John T. Mills	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ WILLIAM P. POWELL William P. Powell	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ JOSEPH T. WILLIAMS Joseph T. Williams	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ PHILIP W. BAXTER Philip W. Baxter	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

EXHIBIT INDEX

2.1	Purchase and Sale Agreement by and among Dominion Resources, Inc., Dominion Transmission, Inc. and Dominion Energy Inc. and CONSOL Energy Holdings LLC VI dated as of March 14, 2010, incorporated by reference to Exhibit 2.1 to Form 8-K filed on March 16, 2010.

4.1	Indenture, dated April 1, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8% Senior Notes due 2017, incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.2	Indenture, dated April 1, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8.25% Senior Notes due 2020, incorporated by reference to Exhibit 4.2 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.3	Supplemental Indenture No. 1, dated April 30, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8% Senior Notes due 2017, incorporated by reference to Exhibit 4.4 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.4	Supplemental Indenture No. 1, dated April 30, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8.25% Senior Notes due 2020, incorporated by reference to Exhibit 4.5 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.5	Supplemental Indenture No. 2, dated June 16, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8% Senior Notes due 2017, incorporated by reference to Exhibit 4.6 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.6	Supplemental Indenture No. 2, dated June 16, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8.25% Senior Notes due 2020, incorporated by reference to Exhibit 4.7 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.7	Registration Rights Agreement among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and Bank of America Securities LLC, as representative of the initial purchasers, dated April 1, 2010, incorporated by reference to Exhibit 4.3 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

5.1*	Opinion of Buchanan Ingersoll & Rooney

5.2*	Opinion of McGuire Woods LLP

5.3*	Opinion of Wagner, Myers & Sanger, P.C.

5.4*	Opinion of Thompson Hine LLP

5.5*	Opinion of Steptoe & Johnson PLLC

12.1	Computation of Ratio of Earnings to Fixed Charges incorporated by reference to Exhibit 12 to Form 10-K for the year ending December 21, 2009, filed on February 9, 2010.

23.1*	Consent of Counsel (included in Exhibits 5.1 through 5.5 respectively)

23.2*	Consent of Ernst & Young, LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of Deloitte & Touche, LLP.

23.5*	Consent of Schlumberger Data and Consulting Services

23.6*	Consent of Netherland Sewell & Associates, Inc.

23.7*	Consent of Netherland Sewell & Associates, Inc.

24.1*	Power of Attorney (Included in Signature Page)

25.1*	Statement of Eligibility on Form T-1

99.1*	Form Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Clients

99.4*	Form of Letter to Registered Holders

*	Filed herewith